Execution Copy

COMMERCIAL LEASE

SUBMISSION NOT AN OPTION

EMPLOYEES OR AGENTS OF LANDLORD HAVE NO AUTHORITY TO MAKE OR
AGREE TO MAKE A LEASE OR ANY OTHER AGREEMENT IN CONNECTION
HEREWITH. THE SUBMISSION OF THIS LEASE FOR EXAMINATION AND
NEGOTIATION DOES NOT CONSTITUTE AN OFFER TO LEASE, A RESERVATION OF,
OR OPTION FOR THE PREMISES AND SHALL VEST NO RIGHT IN ANY PARTY.
TENANT OR ANYONE CLAIMING UNDER OR THROUGH TENANT SHALL HAVE THE
RIGHTS TO THE PREMISES AS SET FORTH HEREIN AND THIS LEASE BECOMES
EFFECTIVE AS A LEASE ONLY UPON EXECUTION, ACKNOWLEDGMENT AND
DELIVERY THEREOF BY LANDLORD AND TENANT, REGARDLESS OF ANY
WRITTEN OR VERBAL REPRESENTATION OF ANY AGENT, MANAGER OR
EMPLOYEE OF LANDLORD TO THE CONTRARY.

Table of Contents

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Execution Copy

LEASE

This instrument is an indenture of lease by and between Schrafft Center LLC, a Massachusetts limited liability company ("Landlord") and IntraLinks, Inc., a Delaware corporation ("Tenant").

The parties to this instrument hereby agree with each other as follows:

ARTICLE I
SUMMARY OF BASIC LEASE PROVISIONS

1.1           INTRODUCTION

As further supplemented in the balance of this instrument and its Exhibits, the following sets forth the basic terms of this Lease, and, where appropriate, constitutes definitions of certain terms used in this Lease.

1.2           BASIC DATA

Date:	July 15, 2008

Landlord:	Schrafft Center LLC

Present Mailing Address of Landlord:	c/o The Flatley Company
50 Braintree Hill Office Park
Braintree, MA 02184-8754
Attn: Commercial/Industrial Division

Payment Address:	c/o The Flatley Company
50 Braintree Hill Office Park Braintree, MA 02184-8754
Attn: Commercial/Industrial A/R

Tenant:	IntraLinks, Inc.

Mailing Address of Tenant:	Intralinks, Inc.
150 East 42nd Street, 8th Floor
New York, NY 10017
Attn: General Counsel

Premises:	Approximately 19,575 rentable square feet of floor area comprising the Annex Building, as identified on Exhibit A attached hereto and made a part hereof.

Lease Term:
Commencing on the Term Commencement Date and ending seven (7) years after the Rent Commencement Date (plus the partial calendar month immediately following the Rent Commencement Date if the Rent Commencement Date does not fall on the first (1st) day of a month).

Term Commencement Date:	The date upon which Landlord has Substantially Completed the Landlord’s Work and delivered the Premises to Tenant (as defined in Exhibit B), which shall be no later than January 1, 2009.

Base Rent:
For the first Lease Year, at the rate of $294,000.00 per annum ($24,500.00 per month) (based on $24.50 psf for 12,000 square feet);

For the second Lease Year, at the rate of $400,000.00 per annum ($33,333.34 per month) (based on $25.00 psf for 16,000 square feet);

For the third and fourth Lease Years, at the rate of $518,737.50 per annum ($43,228.13 per month) (based on $26.50 psf for 19,575 square feet); and

For the fifth, six and seventh Lease Years, at the rate of $538,312.50 per annum ($44,859.30 per month) (based on $27.50 psf for 19,575 square feet).

Rent Commencement Date:	The later of (i) The Term Commencement Date, or (ii) January 1, 2009.

Security Deposit:	$150,000.00 irrevocable letter of credit, in form and substance reasonably satisfactory to Landlord, as provided in Section 17.6

Guarantor of Tenant's Obligations:	None.

Permitted Use:	For general office, business administration and software development, and for no other purpose or purposes.

Tenant's Proportionate Share:
3.21%, which is based on the fraction: Square Footage of Tenant’s Premises: 19,575/Aggregate of All the Rentable Square Footage (whether or not rented or improved within the entire Building of which the Annex Building is a part):609,536.

Additional Rent:	Tenant shall pay Tenant's Proportionate Share of the increase (i) in Operating Expenses over the Operating Expense Base and (ii) in Real Estate Taxes over the Real Estate Tax Base.

(i) Operating Expense Base: The Operating Costs for the Building and Lot for the Calendar Year ending December 31, 2009.

(ii) Real Estate Tax Base: Real Estate Taxes for the Building and Lot for the City of Boston Fiscal Year ending June 30, 2009.

Tenant's Insurance Requirements:	Public Liability: TWO MILLION AND 00/100 ($2,000,000.00) Dollars for injury to one person, TWO MILLION AND 00/100 ($2,000,000.00) Dollars for injury to more than one person, per incident.

Property Damage: TWO MILLION AND 00/100 ($2,000,000.00) Dollars per incident.

1.3	ENUMERATION OF EXHIBITS

Exhibit A:	Plan showing the Premises

Exhibit A-1:	Legal description of Lot

Exhibit B:	Construction Work Letter

Exhibit B-l:	Construction

Exhibit B-2:	Specifications for Landlord’s Work

Exhibit B-3:	Construction Plans

Exhibit C:	Term Commencement Date Agreement

ARTICLE II
DESCRIPTION OF PREMISES AND APPURTENANT RIGHTS

2.1          LOCATION OF PREMISES

The Landlord hereby leases to Tenant, and Tenant hereby accepts from Landlord, the premises (the “Premises”) described as the Annex Building, which is a part of Landlord’s building (the “Building”) located at The Schrafft Center, with an address of 529 Main Street, Charlestown, MA consisting of approximately 19,575 square feet of space as identified on Exhibit A. Nothing in Exhibit A shall be treated as a representation that the Premises or the Building shall be precisely of the area, dimensions, or shapes as shown, it being the intention of the parties only to show diagrammatically, rather than precisely, on Exhibit A the layout of the Premises and the Building.

2.2          APPURTENANT RIGHTS AND RESERVATIONS

Tenant shall have, as appurtenant to the Premises, the exclusive right to use the loading dock with double doors attached to the Premises and the rights to use in common with others entitled thereto the common facilities included in the Building or the land on which the Building is located (the "Lot"), including common walkways, driveways, lobbies, hallways, ramps, the stairways and elevators, necessary for access to said Premises and lavatories nearest thereto, and the risers, conduits and the Telecommunications Equipment Space of the Building for Tenant’s telecommunications and computer needs subject to the provisions of Section 17.20. The legal description of the Lot is attached hereto as Exhibit A-l. In addition, Tenant shall have the right, in common with others entitled thereto, to use the amenities located in the Building from time to time, including the cafeteria, stores, fitness center and day care center, to the extent such amenities are made available to other tenants of the Building. Such rights shall always be subject to reasonable rules and regulations from time to time established by Landlord by suitable notice, applicable to, and equally enforced against, all tenants of the Building, and to the right of Landlord to designate and to change from time to time the areas and facilities so to be used, provided that such changes do not materially adversely interfere with the use of the Premises for the Permitted Use or Tenant’s access to the Premises.

Tenant shall have the exclusive right to use the four (4) reserved parking spaces within the area designated on Exhibit A as the “Exclusive Parking Area” for the use of its employees, agents, representatives and clients. Landlord shall have the right to identify the Exclusive Parking Area by appropriate signage and, after prior notice to Tenant as to the method of and procedure for enforcement (such as a sticker system or towing), to enforce Tenant's exclusive parking rights. Tenant shall also have the non-exclusive right to use parking spaces in the general parking lot shown in Exhibit A (the “ General Lot”), free of charge, on a first come, first serve basis. Tenant shall abide by and shall ensure that its employees and any other occupants of the Premises abide by the reasonable rules and regulations governing the General Lot and the Exclusive Parking Area provided to Tenant by suitable notice and applicable to, and equally enforced against, all tenants of the Building.

Not included in the Premises are the roof or ceiling, the floor and all perimeter walls of the space identified in Exhibit A, except the inner surfaces thereof and the perimeter doors and windows. The Landlord reserves the right to install, use, maintain, repair and replace in the Premises (but in such manner as not unreasonably to interfere with Tenant's use of the Premises) utility lines, shafts, pipes, and the like, in, over and upon the Premises, provided that the same are located above the dropped ceiling (or, if there is no dropped ceiling, then within three (3) feet of the roof deck), below the floor surfaces or tight against demising walls or columns. Landlord agrees to repair any damage to the Premises caused by the installation of any such items. Such utility lines, shafts, pipes and the like shall not be deemed part of the Premises under this Lease. The Landlord also reserves the right to alter or relocate any common facility and to change the lines of the Lot, provided that such changes do not unreasonably interfere with the use of the Premises for the Permitted Use or Tenant’s access to Premises.

ARTICLE III
TERM OF LEASE: CONDITION OF PREMISES

3.1             TERM OF LEASE

The term of this Lease shall be the period specified in Section 1.2 hereof as the “Lease Term” commencing upon the Term Commencement Date specified in Section 1.2. Promptly upon the determination of the date constituting the Term Commencement Date, the parties hereto shall enter into a term commencement date agreement substantially in the form of Exhibit C attached hereto and made a part hereof.

3.2             CONDITION OF PREMISES

Landlord shall Substantially Complete the Premises and prepare same for occupancy by Tenant and deliver the Premises to Tenant in accordance with the Plans, as set forth in Exhibit “B” attached hereto, and subject only to Tenant Delays and the Force Majeure events listed herein, Landlord agrees to use best efforts to deliver the Premises no later than January 1, 2009, in accordance with Exhibit B-l and agrees to use its best efforts to substantially complete the Landlord’s Work in the Server and Electrical Room on or before October 15, 2008. If Landlord is delayed in the performance of this work because of strikes, labor difficulties, inability to obtain materials, fire, governmental regulations, or any other circumstances beyond its control (“Force Majeure”), then such schedule of completion, will be postponed for a period of time equal to the delay thus incurred. In the event the Premises are not delivered to Tenant by January 1, 2009 and such failure is not caused by a Tenant Delay or an event of Force Majeure then Tenant shall have the right to be compensated by receiving a rent credit as of the Rent Commencement Date in the amount of one thousand five hundred dollars ($1,500.00) for each day that the Premises is not timely delivered. In the event that the Landlord has failed to deliver the Premises to Tenant in accordance with the terms hereof by April 1, 2009, then Tenant may, as its sole remedy (other than the rent credit described above) elect to terminate this Lease by written notice to Landlord. Except as expressly provided herein, failure on the part of the Landlord to provide occupancy as herein described shall not constitute a breach or default on the part of the Landlord under this

Lease or give rise to any claims of damage or expenses of any kind against the Landlord by Tenant, either direct or consequential.

Notwithstanding the foregoing, if Tenant's personnel shall occupy all or any part of the Premises for the conduct of its business prior to the Term Commencement Date as determined pursuant to the preceding paragraph, such date of occupancy shall, for all intents and purposes of this Lease, be the Term Commencement Date.

Notwithstanding the foregoing, Tenant shall be permitted to have up to ten employees on a portion of the Premises for the conduct of its business no later than October 15, 2008, subject to Tenant Delays. Any such early entrance shall be at Tenant’s sole risk, shall not interfere with the performance of Landlord’s Work and shall be subject to all of the terms of this Lease except the payment of Rent. Landlord may designate which portion of the Premises shall be made available for these employees, provided such space is reasonably sufficient for conduct of Tenant’s business by these employees. Upon such early occupancy by Tenant until the Term Commencement Date, Tenant agrees to pay its pro rata share of separately metered utilities to the Premises, which share shall be based on the proportion of the rentable square feet of floor area designated by Landlord for Tenant’s use pursuant to this subsection to the rentable square feet of floor area of the Premises.

3.3.1    EXTENSION PERIOD   Tenant shall have the right to extend the Term of the Lease for one (1) five (5) year period (the "Extension Period") at a Base Rent equal to the greater of (i) 95% of Market Rent and (ii) Base Rent then in effect, and otherwise on the same terms and conditions as this Lease, except that there shall be no further rights to extend the Term. Tenant shall exercise the option for the Extension Period by written notice to Landlord not less than twelve (12) months before the expiration of the initial Term. At Landlord's option, Tenant's exercise of the option shall be effective only if, at the time of the notice and upon the effective date of the Extension Period, there is no continuing Event of Default (beyond applicable notice and cure periods). In addition, if there has been any assignment or subletting of this Lease (other than a Permitted Transfer) by Tenant prior to Tenant's exercise of the Extension Period, the amount of excess rent payable to Landlord by Tenant pursuant to Section 7.1 shall increase from seventy-five percent to one hundred percent for the Extension Period.

Landlord shall notify Tenant of the Landlord’s determination of Market Rent within fifteen (15) business days of Landlord's receipt of Tenant’s notice exercising the option for the Extension Period. Tenant shall have the right to withdraw its exercise of the option for the Extension Period or to contest Landlord's determination of Market Rent, by written notice to Landlord within fifteen (15) business days after the Landlord’s notice to Tenant. Failure of Tenant to give notice within such fifteen (15) business day period (time being of the essence) shall be deemed a waiver by Tenant of its right to contest Landlord’s determination of Market Rent for the Extension Period or its right to withdraw its exercise of the option for the Extension Period.

3.3.2      DETERMINATION OF MARKET RENT

The Market Rent shall be based on the rent for comparable renewal leases (in terms of length of term, space and other relevant factors) for space in the Schrafft Center executed within the preceding twelve (12) month period and for comparable renewal leases (in terms of length of term, space, and other relevant factors) for comparable space in the Charlestown area. Tenant shall have fifteen (15) business days after receipt of Landlord's notice of Market Rent to notify Landlord that Tenant is contesting same. Tenant's failure to so notify Landlord within such fifteen (15) day period shall be deemed an acceptance of the Market Rent set forth in Landlord's notice and a waiver of Tenant's right to contest Landlord's determination of Market Rent. If Tenant timely contests Landlord's determination of Market Rent, then the parties shall have thirty (30) days after Landlord receives Tenant's notice of contest in accordance herewith in which to agree on the Market Rent for the Extension Period. If the parties agree on the Market Rent during such thirty (30) day period, Landlord and Tenant shall execute an amendment to this Lease setting forth the Annual Fixed Rent for the Extension Period.

If the parties are unable to agree on the Market Rent within the thirty (30) day period, then, within ten (10) days after the expiration of that period, each party, at its cost and by giving written notice to the other party, shall appoint a qualified M.A.I. real estate appraiser with at least 5 years' full-time commercial appraisal experience in the greater Boston metropolitan area to appraise and set the Market Rent for the Premises in accordance with the foregoing criteria. If a party does not appoint such an appraiser within ten (10) days after the other party has given notice of the name of its appraiser, the single appraiser appointed shall be the sole appraiser and shall set the Market Rent for the Premises. The two appraisers appointed by the parties as stated in this paragraph shall meet promptly and attempt to establish the Market Rent for the Premises. If they are unable to agree within thirty (30) days after the second appraiser has been appointed, they shall attempt to elect a third appraiser meeting the qualifications stated in this paragraph within ten (10) days after the last day the two appraisers are given to set the Market Rent. If they are unable to agree on the third appraiser, either of the parties to this Lease, by giving ten (10) days' notice to the other party, can appeal to the then president of the Greater Boston Real Estate Board, for the selection of a third appraiser who meets the qualifications stated in this paragraph. Each of the parties shall bear one-half (1/2) of the cost of appointing and paying the fee of the third appraiser. The third appraiser, however selected, shall be a person who has not previously acted in any capacity for either party.

Within thirty (30) days after the selection of the third appraiser, a majority of the appraisers shall set the Market Rent for the Premises. If a majority of the appraisers are unable to set the Market Rent within the stipulated period of time, the three appraisals shall be added together and their total divided by three; the resulting quotient shall be the Market Rent for the Premises.

If, however, the low appraisal and/or the high appraisal are more than ten (10%) percent lower and/or higher than the middle appraisal, the low appraisal and/or the high appraisal shall be disregarded. If only one appraisal is disregarded, the remaining two appraisals shall be added together and their total divided by two; the resulting quotient shall be the Market Rent for the Premises. If both the low appraisal and the high appraisal are disregarded as stated in this paragraph, the middle appraisal shall be the Market Rent of the Premises.

ARTICLE IV
RENT

4.1       RENT PAYMENTS

The Base Rent (at the rates specified in Section 1.2 hereof) and the additional rent or other charges payable pursuant to this Lease (collectively the "Rent") shall be payable by Tenant to Landlord at the Payment Address or such other place as Landlord may from time to time designate by notice to Tenant without any demand whatsoever except as otherwise specifically provided in this Lease and without any counterclaim, offset or deduction whatsoever, except to the extent that Tenant would lose the right to assert such claim in an independent action.

(a)           Commencing on the Rent Commencement Date (or, with respect to monthly installments of Tenant’s Proportionate Share of the increase in Taxes and Operating Expenses, commencing on the effective dates set forth in Sections 4.2 and 4.3, respectively), Base Rent and monthly installments of Tenant's Proportionate Share of the Taxes and Tenant's Proportionate Share of Operating Expenses shall be payable in advance on the first day of each and every calendar month during the term of this Lease. If the Rent Commencement Date falls on a day other than the first day of a calendar month, the first payment of Base Rent which Tenant shall make shall be made on the Rent Commencement Date and shall be equal to a proportionate part of such monthly Rent for the partial month from the Rent Commencement Date to the first day of the succeeding calendar month, and the monthly Rent for such succeeding calendar month. As used in this Lease, the term “Lease Year” shall mean any twelve (12) month period commencing on the Rent Commencement Date; provided, however, if the Rent Commencement Date does not fall on the first day of a month, then the term "lease year" shall mean any twelve month period commencing on the first day of the month immediately following the Rent Commencement Date, in which event the first lease year shall also include the partial month containing the Rent Commencement Date.

(b)           Base Rent and the monthly installments of Tenant's Proportionate Share of the increase in Taxes and Tenant's Proportionate Share of the increase in Operating Expenses for any partial month shall be paid by Tenant to Landlord at such rate on a pro rata basis. Any other charges payable by Tenant on a monthly basis, as hereinafter provided, shall likewise be prorated.

(c)           Rent not paid within five (5) days after notice from Landlord shall bear interest at a rate (the "Lease Interest Rate") equal to the lesser of (i) the so-called prime rate of interest charged from time to time by Bank of America, N.A., plus three percent (3%) per annum or (ii) the maximum legally permissible rate, from the due date until paid.

4.2        REAL ESTATE TAX

(a)           The term "Taxes" shall mean all taxes and assessments (including without limitation, assessments for public improvements or benefits and water and sewer use charges), and other charges or fees in the nature of taxes for municipal services which at any time during or in respect of the Lease Term may be assessed, levied, confirmed or imposed on or in respect of, or be a lien upon, the Building and the Lot, or any part thereof, or any rent therefrom or any estate, right, or interest therein, or any occupancy, use, or possession of such property or any part thereof, and ad valorem taxes for any personal property used in connection with the Building or Lot. Without limiting the foregoing, Taxes shall also include any payments made by Landlord in lieu of taxes. The Landlord agrees that Tenant's share of any special assessment shall be determined (whether or not Landlord avails itself of the privilege so to do) as if Landlord had elected to pay the same in installments over the longest period of time permitted by applicable law and Tenant shall be responsible only for those installments (including interest accruing and payable thereon) or parts of installment that are attributable to periods within the Lease Term.

Should the Commonwealth of Massachusetts, or any political subdivision thereof, or any other governmental authority having jurisdiction over the Building, (1) impose a tax, assessment, charge or fee, which Landlord shall be required to pay, by way of substitution for or as a supplement to such Taxes, or (2) impose an income or franchise tax or a tax on rents in substitution for a tax levied against the Building or the Lot or any part thereof and/or the personal property used in connection with the Building or the Lot or any part thereof, all such taxes, assessments, fees or charges ("Substitute Taxes") shall be deemed to constitute Taxes hereunder. Taxes shall also include, in the year paid, all fees and costs incurred by Landlord in seeking to obtain a reduction of, or a limit on the increase in, any Taxes, regardless of whether any reduction or limitation is obtained. Notwithstanding anything herein to the contrary, Taxes shall not include any federal, state or local income, inheritance, estate, succession, conveyance, transfer, gift, franchise, net income or capital stock tax nor any interest and penalties assessed by reason of Landlord’s failure to pay such real estate taxes when due.

(b)           As of the date stated below, the Tenant shall pay to Landlord, as additional rent, Tenant's Proportionate Share of the Taxes assessed against the Building and Lot which exceeds Tenant's Real Estate Tax Base during any tax year (i.e., July 1 through June 30, as the same may change from time to time) during the Lease Term.

Effective July 1, 2010, Tenant shall pay monthly, at the time when Rent payments are due hereunder, an amount equal to one-twelfth (1/12th) of the total of annual Taxes (as reasonably estimated by Landlord) due from Tenant to Landlord pursuant to this Article 4.2(b). Promptly after the determination by any taxing authority of Taxes upon the Building and Lot for each tax year, Landlord shall make a determination of the Taxes allocated to the Premises, and if the aforesaid payments theretofore made for such tax year by Tenant exceed the Taxes allocated to the Premises, such overpayment shall be credited against the payments thereafter to be made by Tenant pursuant to this paragraph; and if the Taxes allocated to the Premises for such tax year are greater than such payments theretofore made on account for such tax year, Tenant shall within ten (10) business days of written notice from the Landlord make a suitable payment to Landlord. Complete copies of all tax bills from the taxing authority submitted by Landlord with any such statement shall be conclusive evidence of the amount of Taxes charged, assessed or imposed. After the full assessment year, the initial monthly payment on account of the Taxes allocated to the Premises and due from Tenant pursuant to this Article 4.2(b) shall be replaced each year by a payment, which is one-twelfth (1/12th) of the Taxes allocated to the Premises and due from Tenant pursuant to this Article 4.2(b) for the immediately preceding tax year.

(c)           If any Taxes, with respect to which Tenant shall have paid Tenant’s Proportionate Share, shall be adjusted to take into account any abatement or refund, Tenant shall be entitled to a credit against rental obligations hereunder, in the amount of Tenant’s Proportionate Share of such abatement or refund less Landlord's costs or expenses, including without limitation appraiser's and attorneys' fees, of securing such abatement or refund or, if the Lease Term has expired and Tenant has no outstanding monetary obligations to Landlord, Landlord shall promptly pay such amount to Tenant. The Tenant shall not apply for any real estate tax abatement without the prior written consent of Landlord.

(d)           Tenant shall pay or cause to be paid, prior to delinquency, any and all taxes and assessments levied upon all trade fixtures, inventories and other personal property placed in and upon the Premises by Tenant.

4.3         TENANT'S SHARE OF OPERATING COSTS

If, in any calendar year of the term of this Lease after the Operating Expense Base year, Landlord’s Operating Costs exceed the Operating Expense Base, as it relates to all other charges with the exception of snow removal, which shall be an amount equal to the average of Landlord’s actual snow removal cost over the five (5) year period, ending on December 31, 2009 (the amount of such excess, the “Operating Cost Excess”), Tenant shall after notice as hereinafter provided, pay to Landlord as additional rent, an amount equal to the product of (a) such Operating Cost Excess multiplied by (b) the fraction set forth in the definition of “Tenant’s Proportionate Share” in Section 1.2, (Basic Data), of this Lease.

Effective January 1, 2010, Tenant shall pay monthly, at the time when Rent payments are due hereunder, an amount equal to one-twelfth (1/12th) of the total annual Operating Costs (as estimated by Landlord) due from Tenant to Landlord pursuant to Article 4.3 of this Lease. Promptly after the end of each calendar year thereafter, Landlord shall make a reasonable determination of Tenant’s share of such Operating Costs; and if the aforesaid payments theretofore made for such period by Tenant exceed Tenant’s share, such overpayment shall be credited against the payments thereafter to be made by Tenant pursuant to this Paragraph; and if Tenant's share is greater than such payments theretofore made on account for such period, Tenant shall within thirty (30) days of written notice from the Landlord make a suitable payment to Landlord.

The initial monthly payment on account of the Operating Costs shall be replaced after Landlord's determination of Tenant's share thereof for the preceding accounting period by a payment which is one-twelfth (1/12th) of Tenant’s actual share thereof for the immediately preceding period, with adjustments as appropriate where such preceding period is less than a full twelve-month period. Landlord shall have the same rights and remedies for non-payment by Tenant of any such amounts due on account of such Operating Costs as Landlord has hereunder, for the failure of Tenant to pay Rent as provided for in Article 14 of this Lease.

As used in this Lease, the term “Operating Costs” shall mean all costs and expenses incurred by Landlord in connection with the operation, insuring, repair, equipping, maintenance, replacement, management and cleaning (collectively, "the Operation") of the Building, the Building heating, ventilating, electrical, plumbing, and other systems any parking areas serving the Building and the Lot (collectively, "the Property"), including, without limitation, the following:

(1)       Except as expressly provided herein, all expenses incurred by Landlord or Landlord’s agents which shall be directly related to employment of personnel, including amounts incurred for wages, salaries and other compensation for services, payroll, social security, unemployment and similar taxes, worker's compensation insurance, disability benefits, pensions, hospitalization, retirement plans and group insurance, uniforms and working clothes and the cleaning thereof, and expenses imposed on Landlord or Landlord's agents pursuant to any collective bargaining agreement for the services of employees of Landlord or Landlord's agents in connection with the Operation of the Property, and its mechanical systems including, without limitation, day and night supervisors, property manager, accountants, bookkeepers, janitors, carpenters, engineers, mechanics, electricians and plumbers and personnel engaged in supervision of any of the persons mentioned above, except for employees above the grade of project manager; provided that, if any such employee is also employed on other properties of Landlord such compensation shall be suitably prorated among the Property and such other properties;

(2)       The cost of services, materials and supplies furnished or used in the Operation of the Property, including, without limitation, the cost to perform Landlord’s obligations under Sections 8.2 and 9.1 of this Lease;

(3)           The amounts paid to managing agents and for reasonable legal and other professional fees relating to the Operation of the Property, but excluding such fees paid in connection with (x) negotiations for or the enforcement of leases; and (y) seeking abatements of Taxes; provided, however, that management fees shall not exceed prevailing market rates customarily charged by a responsible third-party management company for properties similar to the Building in the same geographic region as the Building;

(4)           Insurance premiums and the positive difference, if any, between the amounts of what the insurance premiums would be if such insurance were maintained without deductibles over the actual premiums for such policies;

(5)           Costs for electricity, steam and other utilities required in the Operation of the Property;

(6)           Water and sewer use charges;

(7)           The costs of snow-plowing and removal and landscaping;

(8)           Amounts paid to independent contractors for services, materials and supplies furnished for the Operation of the Property;

(9)           All other expenses incurred in connection with the Operation of the Property; and

(10)         Any capital expenditure made by Landlord during the term of this Lease, except as provided in Subsection (m) below, the total cost of which is not properly includable in Operating Costs for the operating year in which it was made, shall nevertheless be included in such Operating Costs for the operating year in which it was made, and Operating Costs for each succeeding operating year shall include the annual charge-off of such capital expenditure. Annual charge-off shall be determined by dividing the original capital expenditure plus an interest factor, reasonably determined by Landlord, as being the interest rate then being charged for long-term mortgages by institutional lenders on “like” properties within the locality in which the Building is located, by the number of years of useful life of the capital expenditure, and the useful life shall be determined reasonably by Landlord in accordance with generally accepted accounting principles and practices in effect at the time of making such expenditure.

Notwithstanding the foregoing, the following items shall be excluded from Operating Expenses:

(a)           Expenses for any item or service not provided to Tenant but to certain other tenant(s) in the Building;

(b)           Expenses for any item or service which Tenant pays directly to a third party or separately pays to Landlord and expenses incurred by Landlord to the extent the same are chargeable to any other tenant or occupant of the Property, or third party;

(c)           Landlord’s general corporate overhead and administrative expenses;

(d)           Fees paid to affiliates of Landlord to the extent that such fees exceed the customary amount charged for the services provided by unaffiliated persons or entities of similar skill, competence and experience;

(e)           Expenses incurred by Landlord to resolve disputes, enforce or negotiate lease terms with prospective or existing tenants or in connection with any financing, sale or syndication of the Property;

(f)           Any cost incurred by the negligence or willful misconduct of the Landlord, its agents and employees;

(g)       Penalties, fines and other costs incurred due to violation by the Landlord of any lease or any laws, rules, regulations or ordinances applicable to the Building and any interest or penalties due for late payment by Landlord of any of the Operating Expenses;

(h)       Expenses incurred by Landlord to (i) lease space to new tenants or to retain existing tenants including leasing commissions, advertising and promotional expenditures, and (ii) prepare, renovate, repaint, redecorate or perform any other work in any space leased to an existing or prospective tenant or other occupant of the Building;

(i)        Depreciation and amortization, except to the extent provided above;

(j)        Interest, principal, points and fees, amortization or other costs and expenses associated with any debt or rent payable under any ground lease;

(k)       Taxes;

(1)       Reserves;

(m)      Cost of alterations, capital improvements, equipment replacement and other items which under generally accepted accounting principles are properly classified as capital expenditures except for capital expenditures (i) which are for the primary purpose of reducing Operating Expenses, or (ii) which are required by governmental authority to comply with changes in applicable law taking effect after the execution of this Lease, in each instance amortized over the reasonable life of such expenditure in accordance with generally accepted accounting principles, consistently applied, as provided in Subsection (10) above;

(n)       Payments for rented equipment, the cost of which equipment would constitute a major capital expenditure of the equipment were purchased but only to the extent that the capital expenditure itself would be excluded from Operating Costs if the equipment was purchased;

(o)       Costs and expenses incurred by the Landlord in connection with the repair of damage to the Building or Property caused by fire or other casualty, insured or required to be insured against hereunder;

(p)       Expenses for the replacement of any item covered by any warranty or guaranty;

(q)       The cost of correcting defects in the initial construction of the Building;

(r)       The cost of any item for which the Landlord is reimbursed through condemnation awards;

(s)       Insurance premiums to the extent any unusual tenant activity caused the Landlord’s existing insurance premiums to increase or requires the Landlord to purchase additional insurance, but only to the extent such additional cost can be identified by the insurer; and

(t)        Costs and expenses of investigating, monitoring and remediating hazardous materials on, under or about the Building.

Tenant shall have the right, at Tenant’s sole cost and expense except as expressly provided below, to audit Landlord’s books and records with respect to Operating Costs to the extent that the same relate to Operating Expense Base or the amount of Operating Cost Excess payable by Tenant for a period of one (1) year after Landlord’s delivery of its Statement in respect of such calendar year’s Operating Costs subject to the following terms and conditions. If Tenant does not exercise its right within the aforesaid one year prior, then subject to clause (ii), below, Tenant shall have no right to object to or seek any adjustment of Operating Cost Excess paid by Tenant for the year covered by such Statement. If Tenant elects to exercise such audit right it must deliver written notice of such election to Landlord within such one (1) year period. In no event may Tenant use a consultant or accountant who is compensated on a contingent fee basis to perform such audit. In the event any such Tenant audit reveals an error in the annual amount billed Tenant, (i) Landlord shall promptly refund the overpayment, together with interest accruing on such overpayment at the Lease Interest Rate, and if such error is finally determined to be in excess of 4% of the annual amount billed to Tenant, then Landlord shall pay Tenant’s reasonable audit costs, and (ii) notwithstanding the limitation in the first sentence of this subsection, Tenant shall be permitted to examine Landlord’s books and records with respect to Operating Costs relating to the amount of Operating Cost Excess payable by Tenant for the two calendar years preceding such audit, and shall be entitled to refunds of any overpayments made during such period in accordance with this subsection. If the audit shows any errors in an annual accounting resulting in any underpayment of Operating Expense Excess, Tenant shall reimburse Landlord for any such underpayment within 45 days after receipt of Landlord’s invoice therefore.

4.4         INDEPENDENT COVENANTS

It is the intention of the parties hereto that the obligations of Tenant hereunder shall be separate and independent covenants and agreements, and that Base Rent and all other sums payable by Tenant hereunder shall continue to be payable in all events, and that the obligations of Tenant hereunder shall continue unaffected, unless the requirement to pay or perform the same shall have abated or been terminated pursuant to the express provisions of this Lease. This Lease shall not terminate and Tenant shall not have any right to terminate this Lease except as expressly set forth herein or as Tenant may have at law or in equity.

ARTICLE V
USE OF PREMISES

5.1         PERMITTED USE

Tenant agrees that the Premises shall be used and occupied by Tenant only for the purposes specified as the Permitted Use thereof in Section 1.2 of this Lease, and for no other purpose or purposes.

The Tenant shall comply and shall cause its employees, agents, and invitees to comply with such reasonable rules and regulations as Landlord shall from time to time establish for the proper regulation of the Building and the Lot, provided that Landlord gives Tenant reasonable advance notice thereof and that such additional rules and regulations shall be of general application to and shall be equally enforced against all the tenants in the Building.

5.2         COMPLIANCE WITH LAWS

Tenant agrees that no trade or occupation shall be conducted in the Premises or use made thereof and no use shall be made of the Telecommunications Equipment Space (as defined below) which will be unlawful, improper, or contrary to any law, ordinance, by-law, code, rule, regulation or order applicable in the municipality in which the Premises are located or which will disturb the quiet enjoyment of the other tenants of the Building. Tenant shall obtain any and all approvals, permits, licenses, variances and the like from governmental or quasi-governmental authorities, including without limitation any Architectural Access Board and Board of Fire Underwriters (collectively, “Approvals ” ) which are required for Tenant's particular use of the Premises or the Telecommunications Equipment Space, beyond use for general office use, including, without limitation, any which may be required for any construction work and installations, alterations, or additions made by Tenant to, in, on, or about the Premises or the Telecommunications Equipment Space; provided, however, that Tenant shall not seek or apply for any Approvals without first having given Landlord a reasonable opportunity to review any applications for Approvals and all materials and plans to be submitted in connection therewith and obtaining Landlord's written consent. In any event, Tenant shall be responsible for all costs, expenses, and fees in connection with obtaining all Approvals required to be obtained by Tenant pursuant to this Section 5.2. Tenant's inability to obtain or delay in obtaining any such Approval shall in no event reduce, delay, or terminate Tenant's rental, payment, and performance obligations hereunder. Tenant shall, at its own cost and expense, (i) make all installations, repairs, alterations, additions, or improvements to the Premises required by any law, ordinance, by-law, code, rule, regulation or order of any governmental or quasi-governmental authority provided, however that Tenant shall have no obligation to make any alteration to the Premises of the Building except to the extent required because of Tenant’s particular use (other than general office use) of the Premises or the Telecommunications Space; (ii) keep the Premises equipped with all required safety equipment and appliances which are required for Tenant’s particular use of the Premises or the Telecommunications Equipment Space (beyond general office use) and (iii) comply with all laws, ordinances, codes, rules, regulations, and orders and the requirements of Landlord’s and Tenant’s insurers applicable to the Premises, Building and Lot which are required for Tenant’s particular use of the Premises or the Telecommunications Equipment Space beyond use for general office. Tenant shall not place a load upon any floor in the Premises exceeding the lesser of (a) the floor load per square foot of area, which such floor was designed to carry as certified by Landlord's architect and (b) the floor load per square foot of area, which is allowed by law. Landlord reserves the right to prescribe the weight and position of all business machines and mechanical equipment, including safes, which shall be placed so as to distribute the weight.

The foregoing notwithstanding, Landlord, and not Tenant, shall be responsible for keeping the Premises equipped with all required safety equipment and appliances and obtaining all Approvals and making all improvements and alterations to the Premises and the Building and Lot which are required to cause the same to comply with all present and future governmental statutes, laws, rules and orders, unless such improvements and alterations are required by virtue of Tenant’s particular manner of use of the Premises beyond general office use.

5.3         INSURANCE RISKS

Tenant shall not permit any use of the Premises or the Telecommunications Equipment Space which will make voidable or, unless Tenant pays the extra insurance premium attributable thereto as provided below, increase the premiums for any insurance on the Building or on the contents of said property or which shall be contrary to any law or regulation from time to time established by the New England Fire Insurance Rating Association (or any successor organization) or which shall require any alteration or addition to the Building. Tenant shall, within thirty (30) days after written demand therefor, reimburse Landlord and all other tenants for the costs of all extra insurance premiums caused by Tenant’s use of the Premises. Any such amounts shall be deemed to be additional rent hereunder.

5.4         ELECTRICAL EQUIPMENT

Landlord represents that the existing electrical distribution system in the Premises has a capacity of 800 amps at 480 volt. The Tenant shall not, without Landlord's written consent in each instance, connect to the electrical distribution system any fixtures, appliances, or equipment which will operate individually or collectively at a wattage in excess of the existing capacity of the electrical system serving the Premises, and Landlord may audit Tenant’s use of electric power to determine Tenant's compliance herewith. If Landlord, in its sole discretion, permits such excess usage, Tenant will pay for the actual cost of such excess power as additional rent, together with the cost of installing any additional risers, meters, or other facilities that may be required to furnish or measure such excess power to the Premises.

5.5         TENANT'S OPERATIONAL COVENANTS

(a)       Affirmative Covenants

In regard to the use and occupancy of the Premises, Tenant will at its expense: (1) keep the inside and outside of all interior glass in the doors and windows of the Premises reasonably clean; (2) replace promptly any cracked or broken interior glass of the Premises with glass of like kind and quality; (3) maintain the Premises in a clean, orderly and sanitary condition; (4) keep any garbage, trash, rubbish or other refuse in vermin-proof containers within the interior of the Premises until removed; (5) keep all mechanical apparatus in the Premises and/or Telecommunications Equipment Space free of vibration and loud noise which may be transmitted beyond the Premises; and (6) comply with and observe all rules and regulations reasonably established by Landlord from time to time, provided that Landlord gives Tenant reasonable advance notice thereof and that such additional rules and regulations shall be of general application to and shall be equally enforced against all the tenants in the Building.

(b)       Negative Covenants

In regard to the use and occupancy of the Premises and common areas, Tenant will not: (7) place or maintain any trash, refuse or other articles in any vestibule or entry of the Premises, on the sidewalks or corridors adjacent thereto or elsewhere on the exterior of the Premises so as to obstruct any corridor, stairway, sidewalk or common area; (8) permit undue accumulations of or burn garbage, trash, rubbish or other refuse within or without the Premises; (9) cause objectionable odors to emanate or to be dispelled from the Premises; or (10) commit any waste upon the Premises or the Telecommunications Equipment Space or any public or private nuisance or other act or thing which may disturb the quiet enjoyment of any other tenant or occupant of the Building, or use or permit the use of any portion of the Premises or the Telecommunications Equipment Space for any unlawful purpose; (11) park trucks or other vehicles in a manner that will block access to the loading docks serving the Building.

5.6         SIGNS, BLINDS and DRAPES

Except as provided in Section 17.16, Tenant shall not place any signs on the exterior of the Building or on or in any window, public corridor or door visible from the exterior of the Premises. Except for the existing blinds, no other drapes or blinds may be put on or in any window nor may any Building drapes or blinds be removed by Tenant.

5.7         HAZARDOUS MATERIALS

The Tenant shall not use, handle, store or dispose of any oil, hazardous or toxic substances, materials or wastes (collectively “Hazardous Materials”) in, under, on or about the Property except that Tenant may maintain customary office supplies in amounts and in a manner consistent with reasonable practices and in compliance with all applicable laws and except for such storage and use consented to by Landlord in advance which consent may be withheld in Landlord's sole and absolute discretion. Any Hazardous Materials in the Premises and all containers therefor, shall be used, kept, stored and disposed of in conformity with all applicable laws, ordinances, codes, rules, regulations and orders of governmental authorities. If the transportation, storage, use or disposal of Hazardous Materials anywhere on the Property by Tenant or Tenant’s employees, contractors, representatives, agents, or invitees in connection with Tenant's use of the Premises results in (1) contamination of the soil or surface or ground water or (2) loss or damage to person(s) or property, then Tenant agrees (i) to notify Landlord immediately of any contamination, claim of contamination, loss or damage of which Tenant has knowledge, (ii) after consultation with and approval by Landlord, to clean up all contamination in full compliance with all applicable statutes, regulations and standards, and (iii) except to the extent resulting from the gross negligence or willful misconduct of Landlord or Landlord’s employees and agents, to indemnify, defend and hold Landlord harmless from and against any claims, suits, causes of action, costs and fees, including, without limitation, reasonable attorneys' fees, arising from or connected with any such contamination, claim of contamination, loss or damage. This provision shall survive the termination of this Lease. No consent or approval of Landlord shall in any way be construed as imposing upon Landlord any liability for the means, methods, or manner of removal, containment or other compliance with applicable law for and with respect to the foregoing. The terms of this Section 5.7 shall apply to any transportation, storage, use or disposal of Hazardous Materials irrespective of whether Tenant has obtained Landlord’s consent therefor but nothing in this Lease shall limit or otherwise modify the requirement of obtaining Landlord’s prior consent as set forth in the first sentence of this Section 5.7.

ARTICLE VI
INSTALLATIONS, ALTERATIONS, AND ADDITIONS

6.1          INSTALLATIONS, ALTERATIONS, AND ADDITIONS

Tenant shall not make structural installations, alterations, or additions to the Premises, but may make nonstructural installations, alterations or additions provided that Landlord consents thereto in advance and in writing, which consent shall not be unreasonably withheld, conditioned or delayed. However, after Substantial Completion, Landlord’s consent shall not be required for any alteration that satisfies all of the following criteria (a “Cosmetic Alteration”): (a) is of a cosmetic nature such as painting, wallpapering, hanging pictures and installing carpeting; (b) is not visible from the exterior of the Premises or Building; (c) will not affect the Building; and (d) does not require work to be performed inside the walls, below the floor, or above the ceiling of the Premises and (e) the cost of such work does not exceed $10,000 per alteration or series of related alterations. In any event, Tenant shall not demolish the existing office space in the Premises, without the prior written approval of Landlord, which approval may be withheld in Landlord’s sole and absolute discretion. Except for Landlord’s Work, in no event shall Landlord's approval of any proposed installations, alterations, or additions to the Premises, whether in connection with Tenant's initial leasehold improvements or otherwise, constitute a representation by Landlord that such work complies with the requirements of any applicable law or regulation, including without limitation the requirements of the ADA. Any installations, alterations, or additions made by Tenant shall be at Tenant's sole cost and expense and shall be done in a good and workmanlike manner using materials of a quality at least equivalent to that of the existing improvements and in compliance with the requirements of Section 5.2; and prior to Tenant's use of the Premises, after the performance of any such work, Tenant shall procure certificates of occupancy and any other required certificates. Notwithstanding the foregoing, Landlord represents that the Landlord has an existing certificate of occupancy for the Premises which certificate does not limit the number of permitted occupants in the Premises. Tenant shall not suffer or permit any mechanics' or similar liens to be placed upon the Premises for labor or materials furnished to Tenant or claimed to have been furnished to Tenant in connection with work of any character performed or claimed to have been performed at the direction of Tenant, and shall cause any such lien to be released of record or bonded over within ten (10) days after Tenant receives written notice of the same, without cost to Landlord. Any and all Tenant installations, alterations, and additions, in or to the Premises, that are intended to become or do become part of the real estate or fixtures therein (other than trade fixtures that are readily removable without damage to the Premises) including but not limited to equipment, appliances, and machinery, shall be fully paid for and free and clear of any and all chattel mortgages, conditional bills of sale, security interests, or any liens or encumbrances of any kind or nature. At all times when any installation, alteration, or addition by Tenant is in progress, there shall be maintained, at Tenant's cost and expense, insurance meeting the requirements of Article 11 below and certificates of insurance evidencing such coverage shall be furnished to Landlord prior to the commencement of any such work. Any installations, alterations or additions made by Tenant to the Premises, including, without limitation, all utility systems, fixtures, machinery, equipment, and appliances installed in connection therewith, but excluding Tenant’s movable personal property and Tenant’s servers, racks, flat screen monitors or televisions, audio/visual equipment, consoles, and speakers and similar equipment, shall become the property of Landlord at the termination or expiration of this Lease, unless Landlord requires, at the time of Landlord’s approval of such work, Tenant to remove any of the same, in which event Tenant shall, at its own cost and expense, comply with such requirement and repair any damage caused by such removal at the termination or expiration of this Lease.

It is further agreed and understood that at the termination of this Lease or any extensions thereof, Tenant shall have restored the Premises and the Telecommunications Equipment Space to good repair, order and condition in all respects, including but not limited to repair of all floor surfaces damaged by the removal of partitions, machinery and equipment, reasonable wear and tear, damage by fire or other casualty or eminent domain taking excepted, and shall restore all floor areas to a good condition and repair, reasonable wear and tear, damage by fire or other casually or eminent domain taking excepted, using materials to provide a consistent floor surface, reasonably satisfactory to Landlord; and shall have cleaned and removed accumulations of dirt and particles, oils, grease, and discolorations from all surfaces resulting from Tenant's processes and shall leave the Premises broom clean.

ARTICLE VII
ASSIGNMENT AND SUBLETTING

7.1          PROHIBITION

Notwithstanding any other provision of this Lease, Tenant shall not, directly or indirectly, assign, mortgage, pledge or otherwise transfer, voluntarily or involuntarily, this Lease or any interest herein or sublet (which term without limitation, shall include granting of concessions, licenses, and the like) or allow any other person or entity to occupy the whole or any part of the Premises, without, in each instance, having first received the express consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed provided that (i) Tenant shall not assign or sublease any part of the Premises to any entity with which Landlord is then currently and actively negotiating, or to any entity which is a tenant of the Building if Landlord has space available (or becoming available) in the Building comparable to that which Tenant is offering for sublease or assignment; (ii) the proposed assignee or subtenant shall have a business reputation and use which is a Permitted Use; (iii) the proposed assignee or subtenant has the financial ability to fulfill all of its obligations under the proposed assignment or sublease; and (iv) the proposed assignee or subtenant agrees in writing, in form acceptable to Landlord in the exercise of reasonable business judgment, that its assignment or sublease shall be subject to all of the terms and conditions of this Lease including, without limitation, the obligation to pay all Rent and other amounts provided for under this Lease and the covenant against further assignment or other transfer or subletting. Any request for consent under this Section 7.1 shall set forth, in detail reasonably satisfactory to Landlord, the identification of the proposed assignee or sublessee, its financial condition and the terms on which the proposed assignment or subletting is to be made, including, without limitation, the rent or any other consideration to be paid in respect thereto and such request shall be treated as Tenant’s warranty, to the best of Tenant’s knowledge, in respect of the information submitted therewith. Any assignment of this Lease or subletting of the whole or any part of the Premises (other than to a Permitted Transferee, as set forth below) by Tenant without Landlord's express consent shall be invalid, void and of no force or effect. This prohibition includes, except for the Permitted Transferees, any assignment, subletting, or other transfer which would occur by operation of law, transfer, or other change of Tenant's corporate or proprietary structure, including a change in the partners of any partnership, and the sale, pledge, or other transfer of any of the issued or outstanding capital stock of any corporate Tenant (unless such stock is publicly traded on a recognized security exchange or over-the-counter market).

In any case where Landlord shall consent to any assignment or subletting, Tenant originally named herein shall remain fully liable for Tenant obligations hereunder, including, without limitation, the obligation to pay the rent and other amounts provided under this Lease and such liability shall not be affected in any way by any future amendment, modification, or extension of this Lease or any further assignment, other transfer, or subleasing and Tenant hereby irrevocably consents to any and all such transactions. Tenant agrees to pay to Landlord, within fifteen (15) days of billing therefor, all reasonable legal and other out-of-pocket expenses incurred by Landlord in connection with any request to assign or sublet. It shall be a condition of the validity of any permitted assignment or subletting that the assignee or sublessee agree directly with Landlord, in form satisfactory to Landlord, to be bound by all Tenant obligations hereunder, including, without limitation, the obligation to pay all Rent and other amounts provided for under this Lease and the covenant against further assignment or other transfer or subletting.

Without limiting Landlord's discretion to grant or withhold its consent to any proposed assignment or subletting, if Tenant requests Landlord's consent to assign this Lease or sublet all or any portion of the Premises, Landlord shall have the option, exercisable by notice to Tenant given within thirty (30) days after Landlord's receipt of such request, to terminate this Lease as of the date specified in such notice which shall be not less than thirty (30) nor more than sixty (60) days after the date of such notice for the entire Premises, in the case of an assignment or subletting of the whole, and for the portion of the Premises, in the case of a subletting of a portion. In the event of termination in respect of a portion of the Premises, the portion so eliminated shall be delivered to Landlord on the date specified in good order and condition, reasonable wear and tear, damage by fire or other casualty or eminent domain taking excepted, in the manner provided in Section 8.1 at the end of the Lease Term and thereafter, to the extent necessary in Landlord’s reasonable judgment, Landlord, at Tenant’s sole cost and expense, may have access to and may make modification to the Premises to make such portion a self-contained rental unit with access to common areas, elevators and the like. Rent and Tenant's Proportionate Share shall be adjusted according to the extent of the Premises for which this Lease is terminated.

Without limitation of the rights of Landlord hereunder in respect thereto, if there is any assignment of this Lease by Tenant for consideration or a subletting of the whole of the Premises by Tenant at a rent which exceeds the rent payable hereunder by Tenant, or if there is a subletting of a portion of the Premises by Tenant at a rent in excess of the subleased portion's pro rata share of the Rent payable hereunder by Tenant, then Tenant shall pay to Landlord, as additional rent, forthwith upon Tenant's receipt of the consideration (or the cash equivalent thereof) therefor, in the case of an assignment, and in the case of a subletting, seventy-five percent (75%) of the amount of any such excess rent after deducting the costs incurred by Tenant in good faith applicable to such transfer, including but not limited to brokerage commissions, reasonable legal fees, rent concessions, alteration allowances and build-out costs. The provisions of this paragraph shall not apply to transfers to Permitted Transfereees but shall otherwise apply to each and every assignment of this Lease and each and every subletting of all or a portion of the Premises, in each case on the terms and conditions set forth herein. For the purposes of this Section 7.1, the term "rent" shall mean all rent, additional rent or other payments and/or consideration payable by one party to another for the use and occupancy of all or a portion of the Premises.

Notwithstanding anything to the contrary herein contained, the requirement of Landlord’s prior consent and Landlord’s recapture right shall not, however, be applicable to an assignment of this Lease by Tenant or to any sublease to a Permitted Transferee, as hereinafter defined.

(1)           A “Permitted Transferee” shall be defined as: (i) any entity that is controlled by, is under common control, or that controls the affiliated entity, and (ii) any entity which succeeds to Tenant's business by merger, consolidation, or other form of corporate reorganization, or by the sale of all, or substantially of the assets of Tenant, provided that such successor entity has unrestricted net assets immediately following such transaction which are at least equal to the amount of unrestricted net assets held by the Tenant entity immediately prior to such transaction.

(2)           For the purposes of this Section 6.1, “control” shall mean either: (i) the direct or indirect ownership of more than 50 percent of the beneficial interest of the entity in question, or (ii) the right, either directly or indirectly, to elect or appoint 50% or more of the directors or other individuals, such as managers of a limited liability company, serving in a capacity in which they control the ability of such entity to make business decisions.

It shall be a condition to any assignment of Tenant’s interest in the Lease to a Permitted Transferee that the assignee agrees directly with Landlord to be bound by all of the obligations of Tenant hereunder, including, without limitation, the obligation to pay the rent and other amounts provided for under this Lease (or, in the case of sublease of less than the entire Premises, the obligations applicable to such subleased portions pro rata share of the rent payable hereunder by Tenant), the covenant to use the Premises only for the purposes specifically permitted under this Lease and the covenant against further assignment. No such assignment shall relieve Tenant herein named of any of its obligations hereunder, and Tenant shall remain fully liable therefor.

7.2         ACCEPTANCE OF RENT FROM TRANSFEREE

The acceptance by Landlord of the payment of Rent, additional rent, or other charges following assignment, subletting, or other transfer prohibited by this Article VII shall not be deemed to be a consent by Landlord to any such assignment, subletting, or other transfer, nor shall the same constitute a waiver of any right or remedy of Landlord.

ARTICLE VIII
REPAIRS AND MAINTENANCE

8.1         TENANT OBLIGATIONS

From and after the date that possession of the Premises is delivered to Tenant and until the end of the Lease Term, Tenant shall keep the Premises and every part thereof in good order, condition, and repair, reasonable wear and tear and damage by casualty, as a result of condemnation, or as a result of the failure of Landlord to provide services required to be provided hereunder only excepted; and shall return the Premises to Landlord at the expiration or earlier termination of the Lease Term in good order, condition and repair, reasonable wear and tear, damage by fire or other casualty or eminent domain taking excepted.

8.2         LANDLORD OBLIGATIONS

Except as may be provided in Articles XII and XIII, Landlord agrees to keep in good order, condition, and repair, replace, if necessary, and maintain the structural components and the roof (including roof membrane) of the Building, the walls, the foundation, floor slabs, the common utility and Building systems (including HVAC, plumbing, electrical, mechanical and other systems serving the Premises and the Building), the common hallways, entrances, restrooms and elevators, the paved surface of the parking areas serving the Building and the sprinkler system, except that Tenant shall reimburse Landlord, as additional rent hereunder, for the costs of maintaining, repairing, or otherwise correcting any condition to the extent caused by negligence or willful misconduct of or an Event of Default under this Lease of Tenant or any employee, agent, or contractor of Tenant or any other party for whose conduct Tenant is responsible. Without limitation, Landlord shall not be responsible to make any improvements or repairs other than as expressly provided in this Section 8.2, and Landlord shall not be liable for any failure to make such repairs unless Tenant has given notice to Landlord of the need to make such repairs and Landlord has failed to commence to make such repairs within a reasonable time thereafter. If Landlord shall be in default hereunder under this Section 8.2, which default shall continue for forty-five (45) days after written notice thereof from Tenant (or such longer period if reasonably required to complete such repair provided Landlord diligently pursues such repairs to completion), then Tenant shall have the right, but not the obligation, to cure such default in which event, Landlord shall pay Tenant the reasonable costs and expenses incurred in connection therewith.

ARTICLE IX
SERVICES TO BE FURNISHED BY LANDLORD;
UTILITIES

9.1         LANDLORD'S SERVICES

The Landlord shall provide all Tenant's water and sewer use and reasonable heating and air-conditioning during the normal heating and cooling season between the hours of 8:00 A.M. and 6:00 P.M., during normal business days and 8:00 a.m. to 1:00 p.m. on Saturday. The normal cooling season shall be from April 15th to October 1st of any given year. Normal business days are all days except Saturday, Sunday, New Year's Day, Memorial Day, July 4th, Labor Day, Thanksgiving Day, Christmas Day (and the following day when any such day occurs on Sunday or the preceding day, if the holiday occurs on a Saturday). In addition, Landlord agrees to furnish elevator service and to light passageways and stairways during business hours, and to furnish such cleaning service as is customary in similar buildings in said city or town, all subject to interruption due to any accident, to the making of repairs, alterations or improvements, to labor difficulties, to trouble in obtaining fuel, electricity, service or supplies from the sources from which they are usually obtained for said building, or to causes beyond Landlord's control. If Tenant shall require air-conditioning, heating or ventilation outside the hours and days above specified (“After Hours HVAC”), Landlord shall furnish such service and Tenant shall pay therefor such charges as may from time to time be in effect. Such charges are currently $25.00 per hour for 10,000 square feet and are pro rated for smaller increments of space and may be increased only to the extent necessary to compensate Landlord for increased out-of-pocket costs in providing such After Hours HVAC service, without any markup to Landlord. In the event Tenant introduces into the Premises personnel or equipment, which overloads the capacity of the building system or in any other way interferes with the system's ability to perform adequately its proper functions; supplementary systems may if and as needed at Landlord's option, be provided by Landlord, at Tenant's expense. Tenant shall be permitted to have access to the Building and the parking areas described in Section 2.2, twenty-four hours per day, seven days per week, fifty two weeks per year.   Landlord shall also cause the Premises to be inspected and exterminated on a regular basis by a reputable, licensed exterminator, and the cost of such exterminator may be included as part of Operating Expenses.

Landlord shall provide shuttle service from the Building to public transportation on normal business days (as defined above) between the hours of 6:00 A.M. and 9:00 P.M. Tenant and its employees and visitors shall be permitted to make use of this service; however, the costs and expenses associated with providing such shuttle service shall be included in Operating Costs.

9.2         CAUSES BEYOND CONTROL OF THE LANDLORD

The Landlord shall in no event be liable for failure to perform any of its obligations under this Lease when prevented from doing so by causes beyond its reasonable control, including without limitation labor dispute, breakdown, accident, order or regulation of or by any governmental authority, or failure of supply, or inability despite the exercise of reasonable diligence to obtain supplies, parts, or employees necessary to furnish services required under this Lease, or because of war or other emergency, or for any cause due to any act, neglect, or default of Tenant or Tenant's servants, contractors, agents, employees, licensees or any person claiming by, through or under Tenant, and in no event shall Landlord ever be liable to Tenant for any indirect, special or consequential damages under the provisions of this Section 9.2 or any other provision of this Lease.

If there is any material interruption, curtailment, stoppage, or suspension of Landlord's Critical Services (as hereinafter defined) resulting from Landlord Fault (as defined below) and (w) continuing after written notice thereof to Landlord (or in an emergency situation which threatens the health or safety of Tenant's employees, oral notice followed by written notice), (x) not caused by Tenant, (y) such deficiency materially and adversely affects Tenant's ability to conduct business in a material portion of the Premises, and (z) such condition renders such portion of the Premises untenantable (individually and collectively, “Landlord Deficiency”), then Tenant shall, if such Landlord Deficiency continues for more than seven (7) business days, be entitled to an equitable abatement of Rent and other charges herein reserved from the date of the Landlord Deficiency to the extent of Tenant's interference with its use of the Premises until the same is cured. For purposes hereof, "Landlord's Critical Services" means life safety systems, electrical, plumbing, HVAC, water service, or any other maintenance or repair obligation which Landlord has pursuant to the provisions of the Lease. For the purposes of this Section 9.2, "Landlord Fault" shall be defined as: (i) the negligence or willful misconduct of Landlord, or Landlord's agents, employees or contractors, (ii) Landlord’s failure to perform or provide any service, maintenance or repair which Landlord is required to perform or provide pursuant to the provisions of the Lease, and (iii) any work performed by or on behalf of Landlord in or about the Building or the Property.

The provisions of this Section 9.2 shall not apply in the event of untenantability caused by fire, other casually or taking (see Articles XII and XIII).

9.3         SEPARATELY METERED UTILITIES

Tenant shall pay directly to the utility, as they become due, all bills for electricity, gas, water and sewer, and other utilities (whether they are used for furnishing heat or for other purposes) that are furnished to the Premises and the Telecommunications Equipment Space and now or hereafter separately metered or billed by the utility to the Premises. Landlord hereby represents to Tenant that the meters serving the Premises measure only electric current used in the plugs and lights within the Premises. All other utilities (including, without limitation, electricity costs associated with the HVAC System) shall be part of Operating Costs provided, however, if Tenant has designated computer rooms or other specialty areas consuming excessive utilities that are part of Operating Costs, Landlord shall have the right to either charge Tenant for the utilities used or consumed by Tenant in such designated computer rooms or other specialty areas as reasonably determined by Landlord, or (ii) cause such designated computer rooms or other specialty areas to be separately metered, at Tenant's sole cost and expense. Landlord at Tenant's expense shall purchase and install all lamps, tubes, bulbs, starters and ballasts.

ARTICLE X
INDEMNITY

10.1          THE TENANT'S INDEMNITY

The Tenant shall indemnify and save harmless Landlord, the directors, officers, agents, and employees of Landlord, against and from all claims, expenses, or liabilities of whatever nature (a) arising directly or indirectly from any default or breach by Tenant or Tenant’s contractors, licensees, agents, servants, or employees under any of the terms or covenants of this Lease (including without limitation any violation of Landlord’s Rules and Regulations and any failure to maintain or repair equipment or installations to be maintained or repaired by Tenant hereunder) or the failure of Tenant or such persons to comply with any rule, order, regulation, or lawful direction now or hereafter in force of any public authority, in each case to the extent the same are related, directly or indirectly, to the Premises, the Building or the Telecommunications Equipment Space, or Tenant’s use thereof; or (b) arising directly or indirectly from any accident, injury, or damage, however caused, to any person or property, on or about the Premises or the Telecommunications Equipment Space; or (c) arising directly or indirectly from any accident, injury, or damage to any person or property occurring outside the Premises but within the Building, on the roof of the Building, on the Lot or in any of the parking areas referred to in Section 2.2 of this Lease, where such accident, injury, or damage results from any act, omission, or negligence on the part of Tenant, or Tenant’s contractors, licensees, agents, servants, employees, or customers, or anyone claiming by or through Tenant: provided, however, that in no event shall Tenant be obligated to indemnify Landlord, the directors, officers, agents, employees of Landlord, to the extent such claim, expense, or liability results from any omission, fault, negligence, or other misconduct of Landlord or the officers, agents, or employees of Landlord on or about the Premises or the Building.

This indemnity and hold harmless agreement shall include, without limitation, indemnity against all reasonable expenses, reasonable attorney’s fees and liabilities incurred in connection with any such claim or proceeding brought thereon and the defense thereof with counsel reasonably acceptable to Landlord. At the request of Landlord, Tenant shall defend any such claim or proceeding directly on behalf and for the benefit of Landlord.

10.2          THE TENANT'S RISK

The Tenant agrees to use and occupy the Premises and to use such other portions of the Building and the Lot, the parking areas referred to in Section 2.2., and the Telecommunications Equipment Space, as Tenant is herein given the right to use at Tenant’s sole risk; and Landlord shall have no responsibility or liability for any loss or damage, however caused, to furnishings, fixtures, equipment, or other personal property of Tenant or of any persons claiming by, through, or under Tenant.

10.3          INJURY CAUSED BY THIRD PARTIES

The Tenant agrees that Landlord shall not be responsible or liable to Tenant, or to those claiming by, through, or under Tenant, for any loss or damage resulting to Tenant or those claiming by, through, or under Tenant, or its or their property, that may be occasioned by or through the acts or omissions of persons occupying any part of the Building, or for any loss or damage from the breaking, bursting, crossing, stopping, or leaking of electric cables and wires, and water, gas, sewer, or steam pipes, or like matters; provided, however, that subject to Sections 9.2 and 11.3, nothing herein shall release Landlord from any liability caused by the negligence or willful misconduct of Landlord or Landlord's agents, employees or contractors.

10.4          SECURITY

Tenant agrees that, in all events, Tenant is responsible for providing security to the Premises and its own personnel. Landlord shall provide 24 hour security at the Property and maintain a gate-house at the entrance to the Property; provided, however, that Landlord may modify the security measures so long as security provided by Landlord is consistent with security measures for properties similar to the Building in the same geographic region as the Building.

ARTICLE XI
INSURANCE

11.1          TENANT'S INSURANCE OBLIGATIONS

Tenant shall carry public liability insurance in a company or companies licensed to do business in the state in which the Premises are located and reasonably approved by Landlord. Said insurance shall be in minimum amounts reasonably required by Landlord from time to time by notice to Tenant and shall name Landlord as an additional insured, as its interests may appear, and Tenant shall provide Landlord with evidence, when requested, that such insurance is in full force and effect. Tenant shall carry property damage insurance for all of its equipment and for all leasehold improvements above the building standard, which are made by Landlord or Tenant in and to the Premises, which policies shall name Landlord as an additional insured. If required by Landlord, receipts evidencing payment for said insurance shall be delivered to Landlord at least annually by Tenant and each policy shall contain an endorsement that will prohibit its cancellation or amendment prior to the expiration of thirty (30) days after notice of such proposed cancellation or amendment to Landlord. Tenant shall carry insurance in the initial amounts listed in the Basic Data and shall provide Landlord with certificates of such Tenant Insurance Requirements on or prior to the Commencement Date.

11.2          CONSTRUCTION PERIOD INSURANCE

At any time after Substantial Completion when demolition or construction work is being performed on or about the Premises or Building by or at the direction of Tenant, the Tenant shall keep in full force and effect the following insurance coverage in each instance with policies reasonably acceptable to Landlord, including, without limitation, the amount of any deductible thereunder:

(1)           builder's risk completed value (non-reporting form) in such form and affording such protections as required by Landlord, naming Landlord and its mortgagees as additional insureds of which Tenant is given written notice; and

(2)           workers' compensation or similar insurance in form and amounts required by law.

Tenant shall cause a certificate or certificates of such insurance to be delivered to Landlord prior to the commencement of any work in or about the Building or the Premises, in default of which Landlord shall have the right, but not the obligation, to obtain any or all such insurance at the expense of Tenant, in addition to any other right or remedy of Landlord. The provisions of this Section 11.2 shall survive the expiration or earlier termination of this Lease.

11.3          LANDLORD'S INSURANCE

Throughout the Term, Landlord shall maintain, with responsible companies qualified to do business in the Commonwealth of Massachusetts, insurance on the building covering the same against fire and other casualty covered in an "all-risk" policy, at its full replacement cost, in an amount reasonably determined by Landlord or as are required by Landlord's mortgage lenders from time to time.

11.4          WAIVER OF SUBROGATION

Tenant and Landlord each hereby release the other to the extent of their respective insurance coverage, from any and all liability for any loss or damage caused by fire or any of the extended coverage casualties or any other casualty insured against, even if such fire or other casualty shall be brought about by the fault or negligence of Tenant, Landlord or their agents. Tenant and Landlord agree that their respective policies covering such loss or damage shall contain a clause to the effect that this release shall not affect said policies or the right of Tenant or Landlord, as the case may be, to recover thereunder and otherwise acknowledging this mutual waiver of subrogation.

ARTICLE XII
CASUALTY

12.1          DEFINITION OF "SUBSTANTIAL DAMAGE" AND "PARTIAL DAMAGE"

The term "substantial damage," as used herein, shall refer to damage, which is of such a character, that in Landlord's reasonable, good faith estimate the same cannot, in ordinary course, be expected to be repaired within 90 calendar days from the time that such repair work would commence. Any damage, which is not "substantial damage," is "partial damage."

12.2          PARTIAL DAMAGE TO THE BUILDING

If during the Lease Term there shall be partial damage to the Building by fire or other casualty and if such damage shall materially interfere with Tenant's use of the Premises as contemplated by this Lease, Landlord shall promptly proceed to restore the Building to substantially the condition in which it was immediately prior to the occurrence of such damage.

12.3          SUBSTANTIAL DAMAGE TO THE BUILDING

If during the Lease Term there shall be substantial damage to the Building by fire or other casualty and if such damage shall materially interfere with Tenant's use of the Premises as contemplated by this Lease, Landlord shall promptly restore the Building to the extent reasonably necessary to enable Tenant's use of the Premises, unless Landlord, within ninety (90) days after the occurrence of such damage, shall give notice to Tenant of Landlord's election to terminate this Lease. The Landlord shall have the right to make such election in the event of substantial damage to the Building whether or not such damage materially interferes with Tenant's use of the Premises. If Landlord shall give such notice, then this Lease shall terminate as of the date of such notice with the same force and effect as if such date were the date originally established as the expiration date hereof. If Landlord has not restored the Premises to the extent required under this Section 12.3 within nine (9) months after the date of such damage or destruction, such nine-month period to be extended to the extent of any delays of the completion of such restoration due to matters beyond Landlord's reasonable control, or if the Premises shall be substantially damaged during the last nine (9) months of the Lease Term then, in either such case, Tenant may elect to terminate this Lease by giving written notice of such election to Landlord within thirty (30) days after the end of such nine-month period and before the substantial completion of such restoration. If Tenant so elects to terminate this Lease, then this Lease and the term hereof shall cease and come to an end on the date that is thirty (30) days after the date that Landlord receives Tenant's termination notice, unless on or before such date Landlord has substantially completed such restoration.

12.4          ABATEMENT OF RENT

If during the Lease Term the Building shall be damaged by fire or casualty and if such damage shall materially interfere with Tenant's use of the Premises as contemplated by this Lease, a just proportion of the Rent payable by Tenant hereunder shall abate proportionately for the period in which, by reason of such damage, there is such interference with Tenant's use of the Premises, having regard to the extent to which Tenant may be required to discontinue Tenant's use of the Premises, but such abatement or reduction shall end if and when Landlord shall have substantially restored the Premises or so much thereof as shall have been originally constructed by Landlord (exclusive of any of Tenant's fixtures, furnishings, equipment and the like or work performed therein by Tenant) to substantially the condition in which the Premises were prior to such damage.

12.5          MISCELLANEOUS

In no event shall Landlord have any obligation to make any repairs or perform any restoration work under this Article XII if prevented from doing so by reason of any cause beyond its reasonable control, including, without limitation, the requirements of any applicable laws, codes, ordinances, rules, or regulations, the refusal of the holder of a mortgage or ground lease affecting the premises to make available to Landlord the net insurance proceeds attributable to such restoration, or the inadequacy of such proceeds to fund the full cost of such repairs or restoration, but reasonably promptly after Landlord ascertains the existence of any such cause, it shall either terminate this Lease or waive such condition to its restoration obligations and proceed to restore the Premises as otherwise provided herein, except that the foregoing shall not alter or limit Tenant's termination rights or rights to a rent abatement provided in this Section 12. Further, Landlord shall not be obligated in any event to make any repairs or perform any restoration work to any alterations, additions, or improvements to the Premises performed by or at the direction of Tenant (all of which Tenant shall repair and restore) or to any fixtures in or portions of the Premises or the Building which were constructed or installed by or at the direction of Tenant.

ARTICLE XIII
EMINENT DOMAIN

13.1          RIGHTS OF TERMINATION FOR TAKING

If the Premises, or such portion thereof as to render the balance (if reconstructed to the maximum extent practicable in the circumstances) physically unsuitable for Tenant's purposes, shall be taken (including a temporary taking in excess of 180 days) by condemnation or right of eminent domain or sold in lieu of condemnation, Landlord or Tenant may elect to terminate this Lease by giving notice to the other of such election not later than thirty (30) days after Tenant has been deprived of possession.

Further, if so much of the Building (which may include the Premises) or the Lot shall be so taken, condemned or sold or shall receive any direct or consequential damage by reason of anything done pursuant to public or quasi-public authority such that continued operation of the same would, in Landlord's opinion, be uneconomical, Landlord may elect to terminate this Lease by giving notice to Tenant of such election not later than thirty (30) days after the effective date of such taking.

Should any part of the Premises be so taken or condemned or receive such damage and should this Lease be not terminated in accordance with the foregoing provisions, Landlord shall promptly after the determination of Landlord's award on account thereof, expend so much as may be necessary of the net amount which may be awarded to Landlord in such condemnation proceedings in restoring the Premises to an architectural unit that is reasonably suitable to the uses of Tenant permitted hereunder. Should the net amount so awarded to Landlord be insufficient to cover the cost of so restoring the Premises, in the reasonable estimate of Landlord, Landlord may, but shall have no obligation to, supply the amount of such insufficiency and restore the Premises to such an architectural unit, with all reasonable diligence, or Landlord may terminate this Lease by giving notice to Tenant within a reasonable time after Landlord has determined the estimated cost of such restoration.

13.2          PAYMENT OF AWARD

The Landlord shall have and hereby reserves and excepts, and Tenant hereby grants and assigns to Landlord, all rights to recover for damages to the Building and the Lot and the leasehold interest hereby created, and to compensation accrued or hereafter to accrue by reason of such taking or damage, as aforesaid. The Tenant covenants to deliver such further assignments and assurances thereof as Landlord may from time to time request. Nothing contained herein shall be construed to prevent Tenant from prosecuting in any condemnation proceedings a claim for the value of any of Tenant's trade fixtures installed in the Premises by Tenant at Tenant's expense and for relocation expenses, provided that such action shall not affect the amount of compensation otherwise recoverable hereunder by Landlord from the taking authority.

13.3          ABATEMENT OF RENT

In the event of any such taking of the Premises, the Rent or a fair and just proportion thereof, according to the nature and extent of the damage sustained, shall be suspended or abated, as appropriate and equitable in the circumstances.

13.4          MISCELLANEOUS

In no event shall Landlord have any obligation to make any repairs under this Article XIII if prevented from doing so by reason of any cause beyond its reasonable control, including, without limitation, requirements of any applicable laws, codes, ordinances, rules, or regulations or requirements of any mortgagee, except that the foregoing shall not alter or limit Tenant's termination rights or rights to a rent abatement provided in this Section 13. Further, Landlord shall not be obligated to make any repairs to any portions of the Premises or the Building which were constructed or installed by or for some party other than Landlord and which are not the property of Landlord, and Tenant shall be obligated to perform any repairs on and restorations to any alterations, additions, or improvements to the Premises performed by or at the direction of Tenant.

ARTICLE XIV

14.1          TENANT'S DEFAULT

(a)  Events of Default. The following shall be "Events of Default" under this Lease:

(i) If Tenant shall fail to pay any monthly installment of Rent when due, and such default shall continue for five (5) business days after receipt of written notice from Landlord; provided that no such notice shall be required if Tenant has received two similar notices within three hundred and sixty-five (365) days prior to such violation or failure;

(ii) If Tenant shall fail to timely make any other payment required under this Lease and such default shall continue for five (5) business days after receipt of written notice from Landlord; provided that no such notice shall be required if Tenant has received two similar notices within three hundred and sixty-five (365) days prior to such violation or failure;

(iii) If Tenant shall violate or fail to perform any of the other terms, conditions, covenants or agreements herein made by Tenant, if such violation or failure continues for a period of thirty (30) days after receipt of Landlord's written notice thereof to Tenant (or for violations or failures that reasonably require more than thirty days to cure, such additional time as reasonably necessary, provided Tenant promptly commences such cure and diligently pursues the same to completion);

(iv) Tenant's becoming insolvent, as that term is defined in Title 11 of the United States Code, entitled Bankruptcy, 11 U.S.C. Section 101 et. seq. (the "Bankruptcy Code"), or under the insolvency laws of any State, District, Commonwealth or Territory of the United States (the "Insolvency Laws");

(v) the appointment of a receiver or custodian for all or a substantial portion of Tenant's property or assets, or the institution of a foreclosure action upon all or a substantial portion of Tenant's real or personal property;

(vi) the filing of a voluntary petition under the provisions of the Bankruptcy Code or Insolvency Laws;

(vii) the filing of an involuntary petition against Tenant as the subject debtor under the Bankruptcy Code or Insolvency Laws, which is either not dismissed within sixty-five (65) days of filing, or results in the issuance of an order for relief against the debtor, whichever is earlier;

(viii) Tenant's making or consenting to an assignment for the benefit of creditors or a common law composition of creditors; or

(ix) Tenant's interest in this Lease being taken on execution in any action against the Tenant.

(b)       Landlord's Remedies. Should an Event of Default occur under this Lease, Landlord may pursue any or all of the following remedies:

(i)           Termination of Lease. Landlord may terminate this Lease by giving written notice of such termination to Tenant, or by reentry, whereupon the mailing of such notice of termination addressed to Tenant, or in the case of reentry, upon such reentry, with or without notice or demand and with or without process of law, this Lease shall automatically cease and terminate and Tenant shall be immediately obligated to quit the Premises. Termination by entry or notice as provided herein shall be effective and complete upon entry or the mailing of notice, respectively, and shall require no further action on the part of Landlord including, without limitation, resort to legal process under applicable law. Any other notice to quit or notice of Landlord's intention to reenter the Premises is hereby expressly waived. If Landlord elects to terminate this Lease, everything contained in this Lease on the part of Landlord to be done and performed shall cease without prejudice, subject, however, to the right of Landlord to recover from Tenant all Annual Rent and Additional Rent and any other sums accrued up to the time of termination or recovery of possession by Landlord, whichever is later.

(ii)   Suit for Possession. Landlord may proceed to recover possession of the Premises under and by virtue of the provisions of the laws of the state in which the Premises are located or by such other proceedings, including reentry and possession, as may be applicable.

(iii)   Reletting of Premises. Should this Lease be terminated before the expiration of the Term of this Lease by reason of an Event of Default as hereinabove provided, or if Tenant shall abandon or vacate the Premises before the expiration or termination of the Term of this Lease without having paid the full rental for the remainder of such Term, Landlord shall have the option, but not the obligation, to relet the Premises for such rent and upon such terms as are not unreasonable under the circumstances and, if the full Annual Rent and Additional Rent reserved under this Lease (and any of the costs, expenses or damages indicated below) shall not be realized by Landlord, Tenant shall be liable for all damages sustained by Landlord, including, without limitation, deficiency in rent, reasonable attorneys' fees, brokerage fees and expenses of placing the Premises in first-class rentable condition including without limitation any alterations and improvements. Landlord, in putting the Premises in good order or preparing the same for rerental may, at Landlord's option, make such alterations, repairs or replacements in the Premises as Landlord, in its sole judgment, considers advisable and necessary for the purpose of reletting the Premises, and the making of such alterations, repairs, or replacements shall not operate or be construed to release Tenant from liability hereunder as aforesaid. Landlord shall in no event be liable in any way whatsoever for failure to relet the Premises, or in the event that the Premises are relet, for failure to collect the rent under such reletting, and in no event shall Tenant be entitled to receive the excess, if any, of such net rent collected over the sums payable by Tenant to Landlord hereunder. Landlord shall use reasonable efforts to mitigate its damages based upon Tenant's default.

(iv)   Acceleration of Payment. If Tenant shall fail to pay any monthly installment of Rent pursuant to the terms of this Lease, within the ten (10) days of receipt of written notice from Landlord that such payment is due and payable, for three (3) consecutive months, or three (3) times in any period of twelve (12) consecutive months, then Landlord may, by giving written notice to Tenant, exercise any of the following options: (A) declare the rent reserved under this Lease for the next six (6) months (or at Landlord's option for a lesser period) to be due and payable within ten (10) days of such notice; or (B) require an additional security deposit, in the form of an irrevocable letter of credit, to be paid to Landlord within ten (10) days of such notice in an amount not to exceed six (6) months rent. Landlord may invoke any of the options provided for herein at any time during which an Event of Default remains uncured.

 (v)   Monetary Damages. Any damage or loss of rent sustained by Landlord may be recovered by Landlord, at Landlord's option, at the time of the reletting, or in separate actions, from time to time, as said damage shall have been made more easily ascertainable by successive relettings, or at Landlord's option in a single proceeding deferred until the expiration of the Term of this Lease (in which event Tenant hereby agrees that the cause of action shall not be deemed to have accrued until the date of expiration of said Term) or in a single proceeding prior to either the time or reletting or the expiration of the Term of this Lease. In addition, should it be necessary for Landlord to employ legal counsel to enforce any of the provisions herein contained, Tenant agrees to pay all reasonable attorney's fees and court costs reasonably incurred.

(vi)   Cumulative Remedies. In the event of an Event of Default by Tenant of any of the covenants or provisions hereof, Landlord shall have the right of injunction and the right to invoke any remedy allowed at law or in equity as if reentry, summary proceedings and other remedies were not provided for herein. Mention in this Lease of any particular remedy shall not preclude Landlord from any other remedy, in law or in equity, whether or not mentioned herein. Landlord's election to pursue one or more remedies, whether as set forth herein or otherwise, shall not bar Landlord from seeking any other or additional remedies at any time and in no event shall Landlord ever be deemed to have elected one or more remedies to the exclusion of any other remedy or remedies. Any and all rights and remedies that Landlord may have under this Lease, and at law and in equity, shall be cumulative and shall not be deemed inconsistent with each other, and any two or more of all such rights and remedies may be exercised at the same time insofar as permitted by law. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed due to an Event of Default, or in the event of Landlord obtaining possession of the Premises, by reason of any Event of Default.

(c)           Waiver. If, under the provisions hereof, Landlord shall institute proceedings against Tenant and a compromise or settlement thereof shall be made, the same shall not constitute a waiver of any other covenant, condition or agreement herein contained, nor of any of Landlord's rights hereunder. No waiver by Landlord of any breach of any covenant, condition or agreement herein contained shall operate as a waiver of such covenant, condition, or agreement itself, or of any subsequent breach thereof. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly installments of rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement on any check or letter accompanying a check for payment of Rent or any other sum be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such Rent or any other sum or so pursue any other remedy provided in this Lease. No reentry by Landlord, and no acceptance by Landlord of keys from Tenant, shall be considered an acceptance of a surrender of the Lease or Premises.

(d)           Right of Landlord to Cure Tenant's Default. If an Event of Default occurs, then Landlord may, but shall not be required to, make such payment or do such act, and charge the amount of the expense thereof, if made or done by Landlord, with interest thereon at the rate per annum which is four percent (4%) greater than the "base lending rate" then in effect at Fleet National Bank, Boston, Massachusetts, or the highest rate permitted by law, whichever may be less; with it being the express intent of the parties that nothing herein contained shall be construed or implemented in such a manner as to allow Landlord to charge or receive interest in excess of the maximum legal rate then allowed by law. Such payment and interest shall constitute Additional Rent hereunder due and payable with the next monthly installment of Rent; but the making of such payment or the taking of such action by Landlord shall not operate to cure such default or to stop Landlord from the pursuit of any remedy to which Landlord would otherwise be entitled.

(e)           Late Payment. If Tenant fails to pay any installment of Rent on or before the first (1st) day of the calendar month when such installment becomes due and payable and such default shall continue for ten (10) days after receipt of written notice from Landlord, Tenant shall pay to Landlord a late charge of five percent (5%) of the amount of such installment, and, in addition, such unpaid installment shall bear interest at the rate per annum which is four percent (4%) greater than the "base lending rate" then in effect at Fleet National Bank, Boston, Massachusetts, or the highest rate permitted by law, whichever may be less; with it being the express intent of the parties that nothing herein contained shall be construed or implemented in such manner as to allow Landlord to charge or receive interest in excess of the maximum legal rate then allowed by law. Such late charge and interest shall constitute Additional Rent hereunder due and payable with the next monthly installment of Rent due, or if payments have been accelerated pursuant to this Article 14, due and payable promptly after notice from Landlord.

(f)           Intentionally deleted.

ARTICLE XV
THE LANDLORD'S ACCESS TO PREMISES

15.1          THE LANDLORD'S RIGHT OF ACCESS

The Landlord and its agents, contractors, and employees shall have the right to enter the Premises at all reasonable hours upon reasonable advance notice or any time in case of emergency, for the purpose of inspecting or of making repairs or alterations, to the Premises or the Building or additions to the Building, and Landlord shall also have the right to make access available at all reasonable hours to prospective or existing mortgagees or purchasers of any part of the Building. Landlord agrees to use reasonable efforts to minimize any interruptions to Tenant's business or of Tenant's use of the Premises, in making repairs or alterations or in accessing the Premises.

For a period commencing twelve (12) months prior to the expiration of the Lease Term, Landlord may have reasonable access to the Premises at all reasonable hours for the purpose of exhibiting the same to prospective tenants.

ARTICLE XVI

16.1          SUBORDINATION

Upon the written request of Landlord, Tenant shall enter into a recordable agreement with the holder of any present or future mortgage of the Premises, Building or Lot which shall provide that (i) this Lease shall be subordinated to such mortgage, (ii) in the event of foreclosure of said mortgage or any other action thereunder by the mortgagee, the mortgagee (and its successors in interest) and Tenant shall be directly bound to each other to perform the respective undischarged obligations of Landlord and Tenant hereunder (in the case of Landlord accruing or continuing after such foreclosure or other action and in the case of Tenant whether accruing before or after such foreclosure or other action), (iii) this Lease shall continue in full force and effect, and (iv) Tenant's rights hereunder shall not be disturbed, except as in this Lease provided. The word "mortgage" as used herein includes mortgages, deeds of trust and all similar instruments, all modifications, extensions, renewals and replacements thereof, and any and all assignments of the Landlord's interest in this Lease given as collateral security for any obligation of Landlord.

16.2          MODIFICATIONS

In the event that any holder or prospective holder of any mortgage, as hereinbefore defined, which includes the Premises as part of the mortgaged Premises, shall request any modification of any of the provisions of this Lease, other than a provision that reduces Landlord's obligations to Tenant or adversely impacts or alters Tenant rights and obligations under this Lease, including but not limited to provisions directly related to the Annual Rent, Additional Rent or other sums payable hereunder, the duration of the Term hereof, or the size, use or location of the Premises, Tenant agrees that Tenant will enter into a written agreement in recordable form with such holder or prospective holder which shall effect such modification and provide that such modification shall become effective and binding upon Tenant and shall have the same force and effect as an amendment to this Lease in the event of foreclosure or other similar action taken by such holder or prospective holder or by anyone claiming by, through or under such holder or prospective holder.

ARTICLE XVII
MISCELLANEOUS PROVISIONS

17.1          CAPTIONS

The captions throughout this Lease are for convenience or reference only and shall in no way be held or deemed to define, limit, explain, describe, modify, or add to the interpretation, construction, or meaning of any provision of this Lease.

17.2       BROKERAGE

Tenant and Landlord represent and warrant to each other that they have not dealt with any brokers in connection with this Lease other than The Stevens Group (the "Broker") and Landlord and Tenant agree to indemnify and save the other harmless from any liability that may arise if the foregoing representation is inaccurate in any respect, including reasonable attorneys fees. Landlord agrees to pay any broker's commission or finder's fees due to Broker in accordance with a separate agreement between Landlord and Broker.

17.3       HOLDOVER

If Tenant remains in the Premises after the termination of this Lease, by its own terms or for any other reason, such holding over shall not be deemed to create any tenancy, but Tenant shall be a tenant at sufferance only, at a daily rate equal to double the Rent applicable immediately prior to such termination plus the then applicable additional rent and other charges under this Lease. Tenant shall also pay to Landlord all damages, direct or indirect, sustained by Landlord by reason of any such holding over. Otherwise, such holding over shall be on the terms and conditions set forth in this Lease as far as applicable.

17.4       COUNTERPARTS

This Lease is executed in any number of counterparts, each copy of which is identical, and any one of which shall be deemed to be complete in itself and may be introduced in evidence or used for any purpose without the production of the other copies.

17.5       CONSTRUCTION AND GRAMMATICAL USAGE

This Lease shall be governed, construed and interpreted in accordance with the laws of The Commonwealth of Massachusetts, and Tenant agrees to submit to the personal jurisdiction of any court (federal or state) in said Commonwealth for any dispute, claim or proceeding arising out of or relating to this Lease. In construing this Lease, feminine or neuter pronouns shall be substituted for those masculine in form and vice versa, and plural terms shall be substituted for singular and singular for plural in any place in which the context so admits or requires. If there be more than one party tenant, the covenants of Tenant shall be the joint and several obligations of each such party and, if Tenant is a partnership, the covenants of Tenant shall be the joint and several obligations of each of the partners and the obligations of the firm.

17.6       LETTER OF CREDIT

(a)           Tenant shall deliver to Landlord a clean, unconditional, irrevocable, transferable letter of credit (the "Letter of Credit") in a form reasonably acceptable to the Landlord and issued by Deutsche Bank Group or another financial institution ("Issuer") satisfactory to Landlord. The Letter of Credit shall be in the amount of One Hundred Fifty Thousand Dollars ($150,000.00), name Landlord as the beneficiary thereunder, and provide that draws thereunder will be honored upon receipt by Issuer of a written statement signed by Landlord or Landlord's authorized agent stating that Landlord is entitled to draw down on a Letter of Credit pursuant to the terms of this Lease. Landlord shall be entitled to draw the entire amount under the Letter of Credit if Tenant does not deliver to Landlord a replacement letter of credit from Issuer or another financial institution reasonably satisfactory to Landlord in the amount and form of the initial Letter of Credit no later than one month before the expiration date of the then existing Letter of Credit. If an Event of Default occurs under the Lease (after any applicable notice and cure periods), Landlord shall be entitled to draw upon the Letter of Credit to the extent required for payment of any Rent or any other sum as to which there is an Event of Default by Tenant or for any sum which Landlord may expend or may be required to expend by reason of Tenant's Event of Default in respect of any of the terms, covenants and conditions of this Lease, including but not limited to any damage or deficiency accrued before or after summary proceedings or other reentry by Landlord, including the costs of such proceeding or reentry and further including, without limitation, reasonable attorney's fees, (or, only if partial draws are not permitted, the entire amount of the Letter of Credit). Landlord agrees that the Letter of Credit may also provide for partial draws by Landlord. It is agreed that Landlord shall always have the right to draw upon and apply the Letter of Credit, or any part thereof, as aforesaid, without notice and without prejudice to any other remedy or remedies which Landlord may have, or Landlord may pursue any other such remedy or remedies in lieu of drawing upon the Letter of Credit and applying the Letter of Credit or any part thereof. If Landlord shall draw upon and use, apply or retain the Letter of Credit in whole or in part, Tenant shall within ten (10) days after written notice from the Landlord make such further amended Letter of Credit in form and substance reasonably satisfactory to Landlord as may be necessary to bring the balance of the Letter of Credit to a sum equal to the amount of the Security Deposit required to be maintained under this Lease. To the extent not applied by Landlord pursuant to the provisions of the Lease any amount drawn under the Letter of Credit shall be held or applied by Landlord as a Security Deposit. If at any time the Security Deposit is held as cash, then Tenant may thereafter replace the cash security deposit with a letter of credit as set forth above.

(b)           The Letter of Credit shall be issued and delivered to Landlord within fifteen (15) business days after complete execution of this Lease by Landlord and Tenant. If Tenant fails to deliver to Landlord the Letter of Credit when required, such failure shall constitute an Event of Default under the Lease.

(c)           Tenant shall not assign or encumber or attempt to assign or encumber the Letter of Credit and neither Landlord nor its successors or assign shall be bound by any such assignment or encumbrance or attempted assignment or encumbrance.

(d)           If Landlord shall be holding the Letter of Credit as security, then, in the event of a proposed sale or lease of the Building by Landlord, Tenant will, upon ten (10) business days' notice, at its sole cost and expense, cause the issuing bank to consent to the assignment or to issue a substitute letter of credit on identical terms except for the stated beneficiary, from the same issuing bank or another bank acceptable to Landlord in Landlord's sole discretion, naming the new landlord as the beneficiary thereof upon delivery by Landlord of the then outstanding Letter of Credit.

(e)           The holder of any mortgage upon the Building or the Lot shall never be responsible to Tenant for the Security Deposit or its application or return unless the Security Deposit shall actually have been received in hand by such holder.

17.7       LANDLORD'S ENFORCEMENT EXPENSES

Unless prohibited by applicable law, the Tenant agrees to pay to the Landlord the amount of all reasonable fees and expenses (including, without limitation, reasonable attorneys fees and costs) incurred by the Landlord arising out of or resulting from any Event of Default, irrespective of whether Landlord resorts to litigation as a result thereof.

17.8       NO SURRENDER

The delivery of keys to any employee of Landlord or to Landlord's agents or employees shall not operate as a termination of this Lease or a surrender of the Premises.

17.9       COVENANT OF QUIET ENJOYMENT

Subject to the terms and provisions of this Lease and on payment of the Rent, additional rent, and other sums due hereunder and compliance with all of the terms and provisions of this Lease, Tenant shall lawfully, peaceably, and quietly have, hold, occupy, and enjoy the Premises during the term hereof, without hindrance or ejection by Landlord or by any persons claiming under Landlord; the foregoing covenant of quiet enjoyment is in lieu of any other covenant, express or implied.

17.10     NO PERSONAL LIABILITY OF THE LANDLORD

It is specifically agreed that the obligations of Landlord under this Lease do not constitute personal obligations of Landlord and that Tenant shall not seek recourse against the personal assets of Landlord for satisfaction of any liability with respect to this Lease.

17.11     NOTICES

Any notice or consent required to be given by or on behalf of either party to the other shall be in writing and shall be given by mailing such notice or consent as set forth in Article 1.2 of this Lease, addressed, if to Landlord, at the address set forth in Article 1.2 of this Lease, and, if to Tenant, at the address as set forth in Article 1.2 of this Lease, or at such other address as may be specified from time to time in writing sent to the other party by like notice

Whenever, by the terms of this Lease, notice shall or may be given either to Landlord or to Tenant, such notice shall be in writing and shall be delivered by hand or sent by registered or certified mail, postage prepaid or by so-called "express" mail (such as Federal Express or U.S. Postal Service Express Mail).

17.12     FINANCIAL INFORMATION

It is hereby understood and agreed that Tenant will supply to the Landlord, on an annual basis, a copy of Tenant's audited financial statement within one hundred and five (105) days following Tenant's fiscal year end, unless such disclosure is prohibited by law. Any information obtained by Landlord pursuant to the provisions of this Paragraph shall be treated as confidential, except that Landlord may disclose such information to its lenders.

17.13     RULES AND REGULATIONS

The Tenant will observe and comply with the Rules and Regulations as attached hereto and made a part hereof, including reasonable revisions and additions as the Landlord may from time to time institute, applicable to and equally enforced against all tenants of the Building. Where the terms of this Lease and the Rules and Regulations are in conflict, the Lease shall control.

17.14     RIGHT TO MOVE

Tenant hereby agrees with Landlord that, upon the request of Landlord made not more than one time during the Term, as it may be extended, Tenant shall relocate from the Premises then demised to Tenant under this Lease (the "Original Premises") to other premises (the "Relocated Premises") within the Building having a comparable size, utility capacity, view, windowline, buildout quality and décor, and which Relocated Premises shall be as contiguous as the Original Premises and shall have similar access to the General Lot. Upon such relocation the Relocated Premises shall become the Premises demised under this Lease and wherever the term "Premises" is used herein the same thereafter shall mean and refer to the Relocated Premises. Landlord shall give Tenant not less than nine (9) months' notice of Landlord's intention to relocate Tenant. In the event of any such relocation, Landlord will move Tenant at night or on a weekend to minimize interference with Tenant's business. Landlord, at its sole cost and expense, shall perform the partitioning of the Relocated Premises and shall place the same into substantially equivalent condition to that in which the Original Premises were in prior to such relocation, including without limitation, Tenant's painting, carpeting, fixturing and cabling, and Landlord shall also reimburse Tenant for Tenant's reasonable relocation and moving expenses in so relocating to the Relocated Premises upon billing therefor from Tenant, which costs shall include, without limitation, the costs of relocating furniture, files and equipment, telephone installation, computer wiring and cabling, and reasonable costs of new stationery and business cards. Tenant shall not be required to vacate the Original Premises and to relocate to the Relocated Premises until the Relocated Premises shall be substantially complete subject to punch list items provided that that Relocated Premises are sufficiently complete such that Tenant may reasonably conduct its business therein without interruption. Upon any such relocation, Tenant shall enter into an amendment to this Lease confirming such relocation, but Tenant's failure to enter into such amendment shall not affect in any manner the relocation of the Premises demised under this Lease from the Original Premises to the Relocated Premises. Provided that if the relocation space is smaller than the Original Premises, the Rent shall be proportionately adjusted but no rent adjustment shall be made if the relocation space is larger than the original Premises.

17.15     ESTOPPEL CERTIFICATES.

Landlord and Tenant both agree on the Term Commencement Date and from time to time thereafter, upon not less than fifteen (15) business days' prior written request by either party to execute, acknowledge and deliver to the other party a statement in writing, certifying that, as to such party's knowledge, this Lease is unmodified and in full force and effect, that such party has no defenses, offsets or counterclaims against its obligations to pay rent and other charges required under this Lease and to perform its other covenants under this Lease and that there are no uncured defaults of Landlord or Tenant under this Lease (or, if there have been any modifications, that this Lease is in full force and effect, as modified, and stating the modifications, and, if there are any defenses, offsets, counterclaims or defaults, setting them forth in reasonable detail), and the dates to which the Rent and other charges have been paid. Any such statement delivered pursuant to this Section 17.15 may be relied upon by any prospective purchaser or mortgagee of the property which includes the Premises, or any prospective assignee of any such mortgagee.

17.16        SIGNAGE

(a)      Directory Signage. The location and identity of Tenant will be set forth on the Building directory located in the main lobby, initially at Landlord's expense. Any subsequent changes requested by Tenant shall be at Tenant's expense and shall conform to Landlord's standard sign criteria for the Building.

(b)      Tenant Suite Identification Signage. Landlord shall provide a suite sign at the entrance to Tenant's Premises which shall conform to Landlord's standard sign criteria for the Building, or as otherwise agreed by Landlord and Tenant. Any subsequent changes to the aforementioned signage requested by Tenant after the initial installation by Landlord shall be at Tenant's sole cost and expense and shall conform to Landlord's standard sign criteria for the Building.

(c)      Monument Signage: Tenant shall have the right to install at Tenant's sole cost and expense a monument sign at the front entrance of the Premises. In addition, Tenant may install, at Tenant's sole cost and expense, additional exterior signage, subject to Landlord's approval of the location, size and design of such sign, which approval shall not be unreasonably withheld, conditioned or delayed. Any such sign must be in compliance with all applicable law, and Tenant shall be responsible for obtaining all required permits and approvals in connection with such sign.

17.17     WHEN LEASE BECOMES BINDING

Employees or agents of Landlord have no authority to make or agree to make a lease or any other agreement or undertaking in connection herewith. The submission of this Lease for examination and negotiation does not constitute an offer to lease, a reservation of, or option for the Premises and shall vest no right in any party. Tenant or anyone claiming under or through

Tenant shall have the rights to the Premises as set forth herein and this Lease becomes effective as a Lease only upon execution, acknowledgment and delivery thereof by Landlord and Tenant, regardless of any written or verbal representation of any agent, manager or employee of Landlord to the contrary.

17.18     MISCELLANEOUS

Each party hereto has reviewed and revised (or requested revisions of) this Lease, and therefore any usual rules of construction requiring that ambiguities are to be resolved against a particular party shall not be applicable in the construction and interpretation of this Lease or any Exhibits hereto.

17.19     ENTIRE AGREEMENT

This Lease and the exhibits and any rider attached hereto, set forth all the covenants, promises, agreements, conditions, representations and understandings between Landlord and Tenant concerning the Premises and there are no covenants, promises, agreements, conditions, representations or understandings, either oral or written between them other than those herein set forth and this Lease expressly supersedes any proposals or other written documents relating hereto. Except as herein otherwise provided, no subsequent alteration, amendment, change or addition to this Lease shall be binding upon Landlord and Tenant unless reduced to writing and signed by them. Tenant agrees that Landlord and its agents have made no representations or promises with respect to the Premises, or the Building of which the Premises are a part, or the Lot, except as herein expressly set forth.

17.20     ROOF TOP RIGHTS

Throughout the Term of this Lease, subject to Tenant's compliance at all times with all applicable law, Tenant shall have the right, in the nature of a license, to use an area on the roof of the Building (the "Telecommunications Equipment Space") for Tenant's installation of one satellite dish (the "Telecom Equipment") which Telecom Equipment shall be for Tenant's use only. The location of the Telecom Equipment, the plans and specifications for such installation and any contractors Tenant intends to use to install such equipment shall be subject to the prior written approval of Landlord, which approval shall not be unreasonably withheld or delayed. Tenant shall not be charged any additional Rent in respect of the right granted in this Section 17.20, Landlord shall have the right to inspect the Telecommunications Equipment Space and the Telecom Equipment at any time and Tenant shall give Landlord and any governmental authorities having jurisdiction access thereto at any time for purposes of such inspections. Tenant shall maintain the Telecommunications Equipment Space and the Telecom Equipment in good, safe, operating condition. Landlord makes no representation that the Building or Telecommunications Equipment Space is suitable for Tenant's use, and Tenant acknowledges that the Telecommunications Equipment Space will be delivered by Landlord in “AS IS WHERE IS” condition. At the expiration or earlier termination of this Lease, Tenant shall remove the Telecom Equipment at Tenant's sole cost and expense and shall repair any damage caused by the Telecom Equipment or its removal. If at any time Landlord reasonably determines that the Telecommunications Equipment Space or the Telecom Equipment is not being maintained in the condition required by this Lease, then without limiting any other rights and/or remedies of Landlord under this Lease, at law and or in equity, Landlord shall have the right, (upon notice to Tenant and failure of Tenant promptly to remedy such situation within five (5) business days of such notice, or if an emergency exists, immediately) to take such action, at Tenant's expense, as Landlord reasonably deems necessary to remedy the situation. Tenant shall pay Landlord, on demand, for all costs and expenses incurred by Landlord in connection therewith.

Throughout the Lease Term, Tenant shall be responsible for securing the Telecommunications Equipment Space.

17.21     NOTICE OF LEASE

To the extent permitted by law, the parties agree to execute and record with the Suffolk Registry of Deeds or file with the Suffolk Registry District of the Land Court, a Notice of Lease or a Memorandum of Lease, and Tenant agrees to pay all recording or filing fees in connection with such Notice or Memorandum. The parties shall not record this Lease with the Suffolk Registry of Deeds.

[Signatures on Next Page]

IN WITNESS WHEREOF, the parties hereto have executed this instrument under seal as of the date set forth in Section 1.2, above.

	LANDLORD:	Schrafft Center LLC

/s/ Joanne R. Perrotta		/s/ John J. Roche
WITNESS		By:	John J. Roche
		Its:	CEO

	TENANT:	IntraLinks Inc.

/s/ Rachel J. Holmes		/s/ Gary Hirsch
WITNESS		By:	Gary Hirsch
		Its:	Senior Vice President & General Counsel IntraLinks, Inc.

COMMONWEALTH OF MASSACHUSETTS

COUNTY OF NORFOLK

On this 15th day of July, 2008, before me, the undersigned notary public, personally appeared John J. Roche, Authorized Signatory for Schrafft Center LLC, proved through me through satisfactory evidence of identification, which was previously known to me, to be the person whose name is signed on the preceding or attached document, and acknowledge to me that he signed it voluntarily for its stated purpose.

/s/ Nancy B. LaPlante

Nancy B. LaPlante
Notary Public
My Commission Expires June 7, 2013

STATE OF NEW YORK

COUNTY OF NEW YORK

On this 10th day of July, 2008, before me, the undersigned notary public, personally appeared Gary Hirsch, SVP & Secretary of IntraLinks, Inc., proved through me through satisfactory evidence of identification, which was my personal knowledge, to be the person whose name is signed on the preceding or attached document, and acknowledge to me that he or she signed it voluntarily for its stated purpose.

/s/ Rachel J. Holmes

RACHEL J. HOLMES
Notary Public, State of New York
No. 01-HO6177365
Qualified in New York County
My Commission Expires Nov. 13, 2011

RULES AND REGULATIONS

1. The sidewalks, entrances, passages, courts, elevators, vestibules, stairways, corridors and halls shall not be obstructed or encumbered by any Tenant, nor shall they be used for any purpose other than ingress and egress to and from the Premises. Landlord shall keep the sidewalks and curbs directly in front of said Premises, clean and free from ice and snow.

2. No awnings or other projections shall be attached to the outside walls of the building without the prior written consent of the Landlord. No curtains, blinds, shades or screens shall be attached to, hung in, or used in connection with, any window or door of the Premises, without the prior written consent of the Landlord. Any such awnings, projections, curtains, blinds, shades, screens or other fixtures used by Tenant (if given the prior written consent of the Landlord for such use), shall be of a quality, type, design and color, attached in a manner approved by the Landlord.

3. A building directory will be maintained in the main lobby of the building at the expense of the Landlord and the number of such listings shall be at the sole discretion of the Landlord. Except as provided in Section 17.16, no sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by any Tenant on any part of the outside or inside of the Premises or building, without the prior written consent of the Landlord. In the event of violation of the foregoing by any Tenant, Landlord may remove same without any liability and may charge the expense incurred by such removal to any Tenants violating this rule. Interior signs on doors and directory tablet shall be inscribed, painted or affixed for each Tenant, with respect to interior signs, at Tenant's expense, and shall be of a size, color and style reasonably acceptable to the Landlord.

4. The sashes, sash doors, skylights, windows and doors that reflect or admit light and air into the halls, passageways or other public places in the building shall not be covered or obstructed by any Tenant, nor shall any bottles, parcels or other articles be placed on the windowsills.

5. No show cases or other articles shall be put in front of, or affixed to any part of the exterior of the building, nor placed in the halls, corridors, vestibules or fire escapes, without the prior written consent of the Landlord.

6. The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed, and no sweepings, rubbish, rags or other substances shall be thrown therein. All damages resulting from any misuses of the fixtures shall be borne by the Tenant who, or whose servants, employees, agents, visitors, or licensees, shall have caused same.

7. Except as otherwise expressly set forth in the Lease, Tenant shall not mark, paint, drill into, or in any way deface any part of the Premises or the building of which they form a part. No boring, cutting or stringing of wires shall be permitted, except with the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed and as the Landlord may direct. No Tenant shall lay linoleum, or other similar floor covering, so that the same shall come in contact with the floor of the Premises, and, if linoleum or other similar floor covering is desired to be used, an interlining of builder's deadening felt shall be first affixed to the floor by a paste or other material, soluble in water, the use of cement or other similar adhesive material being expressly prohibited.

8. No bicycles, vehicles or animals of any kind shall be brought in or kept about the Premises, and no cooking shall be done or permitted by Tenant on said Premises, except in the kitchen located within the Premises. No Tenant shall cause or permit any unusual or objectionable odors to be produced upon or permeate from the Premises.

9. No space in the building, except as provided in individual Leases, shall be used for manufacturing, for the storage of merchandise, or for the sale of merchandise, goods or property of any kind at auction.

10. No Tenant shall make, or permit to be made, any unsettling or disturbing noises or disturb or interfere with occupants of this or neighboring buildings or premises' or those having business with them, whether by the use of any musical instrument, radio, talking machine, unmusical noise, whistling, singing, or in any other way. No Tenant shall throw anything out of doors, windows, skylights or down the passageways.

11. No Tenant, nor any of Tenant's servants, employees, agents, visitors or licensees, shall at any time bring or keep upon the Premises any flammable, combustible or explosive fluid, chemical and substance, except in such minimal amounts as routinely kept for office use.

12. No additional locks or bolts of any kind shall be placed upon any of the doors or windows by any Tenant, nor shall any changes be made in existing locks or the mechanism thereof. Each Tenant must, upon the termination of his tenancy, return to the Landlord, all keys for stores, offices and toilet rooms, either furnished to, or otherwise procured by, such Tenant, and in the event of the loss of any keys so furnished, such Tenant shall pay the Landlord the cost thereof.

13. All removals, or the carrying in or out of any safes, freight, furniture or bulky matter of any description must take place during the hours which the Landlord or its agents may determine from time to time. The Landlord reserves the right to inspect all freight to be brought into the building and to exclude from the building, all freight which violates any of these Rules and Regulations or the Lease of which these Rules and Regulations are a part.

14. No Tenant shall occupy or permit any portion of the Premises leased to him to be occupied for the possession, storage, manufacture or sale of liquor, narcotics, or as a barber or manicure shop.

15. Landlord shall have the right to prohibit any advertising by any Tenant which, in Landlord's opinion, tends to impair the reputation of the building or its desirability as a building for offices, and upon written notice from Landlord, Tenant shall refrain from or discontinue such advertising. Except for purposes of identifying Tenant's address, Tenant shall not use the name of the building or its owner in any advertising without the express written consent of the Landlord.

16. No food or beverage shall be carried in the public halls and elevators of the buildings, except in closed containers.

17. The Premises shall not be used for lodging or sleeping or for any immoral or illegal purpose.

18. Canvassing, soliciting and peddling in the building is prohibited and each Tenant shall cooperate to prevent the same by notifying the Landlord. Landlord reserves the right to inspect any parcel or package being removed from the building by Tenant, its employees, representatives and business invitees.

19. There shall not be used in any space or in the public halls of any building, either by a Tenant or by jobbers or others in the delivery of or receipt of merchandise, any hand trucks, except those equipped with rubber tires and side guards.

EXHIBIT A

Floor Plans

See Plan attached hereto.

B403
THE SCHRAFFTS CENTER
1ST FLOOR

The Flatley Company
50 Braintree Hill Office Park
Braintree, MA 02184
Real Estate Development & Management

EXHIBIT A-1

Legal Description of the Lot

That certain parcel of land situated in that part of Boston, formerly Charlestown, in the County of Suffolk and Commonwealth of Massachusetts, bounded and described as follows:

Westerly by the easterly line of Alford Street, thirty-six and 09/100 (36.09) feet;

Northwesterly three hundred sixty-six and 10/100 (366.10) feet; and

Northeasterly twenty-five (25) feet by land now or formerly of the City of Boston; and

Southeasterly by land now or formerly of W. F. Schrafft & Sons Corporation three hundred ninety-two (392) feet.

All of said boundaries are determined by the Court to be located as shown on a plan drawn by George H. Gilboy, Surveyor, dated September 26, 1950, as modified and approved by the Court, filed in the Land Registration Office as plan no. 22682-A, a copy of a portion of which is filed with Certificate of Title No. 53965.

Also another certain parcel of land situated in that part of Boston, formerly Charlestown, bounded and described as follows:

Southwesterly by Main Street, five and 28/100 (5.28) feet;

Southwesterly by Lot 3 as shown on a plan hereinafter mentioned, two hundred seventy-five and 18/100 (275.18) feet;

Northwesterly by land now or formerly of W. F. Schrafft & Sons Corp. and the City of Boston, one thousand two hundred twenty-nine and 70/100 (1229.70) feet more or less, to low water line in Mystic River, or so far as the line of private ownership may extend.

Northeasterly by Mystic River;

Southeasterly by land now or formerly of Joseph E. Bartlett, eight hundred nine and 34/100 (809.34) feet more or less, to low water line in Mystic River, or so far as the line of private ownership may extend;

Southerly by curved line, five hundred thirty-one and 82/100 (531.82) feet;

Southeasterly by two lines measuring respectively twenty-six and 81/100 (26.81) feet and thirty-six and 72/100 (36.72) feet; and

Southerly again three hundred two and 95/100 (302.25) feet; all by land now or formerly of the Boston and Maine Railroad.

All of said boundaries, except low water line, are determined by the Court, to be located as shown on subdivision plan No. 13452-C, drawn by Massachusetts Department of Public Works, E. F. Sawyer, Office Engineer, dated October 9, 1950, as approved by the Court, filed with Certificate of Title No. 53196 and said land is shown as lot four (4) on said plan.

EXHIBIT B
Construction Work Letter

Exhibit B-1, Exhibit B-2 and Exhibit B-3, attached hereto

EXHIBIT B-l

Construction

A.           Substantial Completion.      For the purposes hereof, the Landlord's Work shall be deemed to be substantially complete on the date that (i) Landlord's Work, as defined in Paragraph B hereof, has been completed and all construction debris has been removed from the Premises except for items of work and adjustment of equipment and fixtures which can be completed after possession has been taken without causing substantial interference with the performance of Tenant's Work or Tenant's business operations (i.e., so-called "punch list" items), which "punch list" items (a) shall be designated jointly by Tenant and Landlord, and (b) Landlord shall complete within thirty (30) business days (except for Special Work), (ii) Tenant has received from the Landlord a certificate stating that substantial completion of the Landlord's Work has occurred in accordance with clause (i) of this Paragraph, and (iii) the Premises has been delivered to Tenant.

B.           Landlord's Work.     For the purposes of determining substantial completion, "Landlord's Work" shall be defined as all work shown on the Plans as defined in Paragraph D hereof, but shall not include special work (i.e., long-lead items) requested by Tenant after the date of this Lease (the "Special Work"), or changes made by Tenant after the Plans have been approved by Landlord and Tenant. Landlord agrees to identify such Special Work for Tenant as soon as reasonably practical and shall give Tenant the option of substituting alternative materials of similar quality. Landlord's Work shall be constructed in compliance with all applicable codes and shall be performed in a first-class manner. All materials shall be consistent with "building standard materials".

The Plans shall include the following items of Landlord's Work:

Built-out specifications attached hereto as Exhibit B-2, including building standard finishes and fixtures, offices, conference room(s), reception area, file/copy room, server/printer room, kitchen/break room, electrical needs for offices and furniture systems, new carpet and paint throughout, millwork, HVAC zoning and/or re-ducting as needed, ceiling tiles and grid as needed, lighting as needed, repair or replace window coverings, and ADA and/or fire/life safety modifications as required.

Landlord's Work would include:
(i)        9 new private offices
(ii)      Electrical drops for wiring for the cubicles shown on the Plan (it being understood that
Tenant is responsible for whips and final hook up for up to 127 cubicles as shown on Exhibit B-3)
(iii)      Segregated ("Chinese Walled") area with 11 cubicles
(iv)      Large Kitchen with game area
(v)       Server Room with supplemental air conditioning
(vi)      Storage area
(vii)     Large Conference Room for 25 people
(viii)    One existing Interview Room

(ix)      One Team Room

C.           Payment for Work.  Landlord shall pay for all costs of Landlord's Work (except as set forth below). If (A) Tenant makes any changes after the Plans have been approved by Landlord and Tenant, or (B) the scope of the Landlord's Work exceeds the scope of the Landlord's Work set forth above because of a request made by Tenant, and (C) the cost of Landlord's Work will be increased thereby (collectively, "Tenant Costs"), then Tenant shall pay to Landlord within ten (10) days of demand the net amount of any increase in the cost of Landlord's Work resulting from the applicable change. In addition, Landlord shall provide Tenant with an estimate for the costs of the installation of the side-light glass and the shower shown on the Plans, and Tenant shall, within five (5) business days, either approve or disapprove of the estimate. If Tenant approves such costs, Tenant shall pay to Landlord the additional cost of the installation of the side-light glass and the shower shown on the Plans, the cost of which shall also be considered Tenant Costs. If Tenant fails to approve such costs, then Landlord shall not be obligated install the side-light glass and the shower shown on the Plans. Tenant Costs shall include overhead and profit to the Landlord in an amount not exceeding 8% of such Tenant Costs.

D.           Plans.
A full and complete set of the plans and specifications for Landlord's Work (the "Plans") are attached hereto as Exhibit B-3. In the event of a conflict between the Plans and this Exhibit B-1, the Plans shall control.

E.           Performance of Work.  Except for demolition work (which may be performed prior to the Landlord's Work in the Server and Electrical Room), Landlord agrees to commence construction of Landlord's Work in the Server and Electrical Room prior to commencing construction on other Landlord's Work. Landlord agrees to use commercially reasonable efforts to substantially complete the Landlord's Work in the Server and Electrical Room on or before October 15, 2008 and to substantially complete the remaining Landlord's Work on or before January 1, 2009 (the "Anticipated Completion Date"). If Tenant (i) fails or omits to supply additional information which may be requested, or fails to approve requests for change orders or in giving authorizations or materially interferes with the performance of Landlord's Work in the exercise of its rights pursuant to Paragraph G hereof, or (ii) changes the scope of Landlord's Work or requests change orders which because of the process for approval therefor or the additional time to perform the work or obtain the materials delay the performance of Landlord's Work and Landlord gives Tenant written notice of such delay, or (iii) fails to deliver this Lease, executed by Tenant, with final plans for Landlord's Work attached, to Landlord by July 15, 2008 ((i), (ii) and (iii) collectively, "Tenant Delays"), then the Rent Commencement Date shall be deemed to have occurred as of the date the Rent Commencement Date would have occurred in accordance with the terms hereof, but for such Tenant Delays, even if Premises are not, in fact, actually ready for Tenant's occupancy. Landlord agrees to use reasonable efforts to accelerate construction or reschedule certain portions of the Landlord's Work to make up for lost time due to any delays, provided that Landlord shall not be required to incur additional costs as a result thereof and any overtime costs incurred by Landlord as a result of accelerating construction due to Tenant Delays shall be Tenant change orders.

Landlord agrees to give Tenant notice of any anticipated Tenant Delays (or increased costs) as soon as reasonably practicable and shall give Tenant its good faith estimate of the estimated net increase in time and cost which would result from the change. Tenant shall have the right to withdraw the change order if it does not accept the impact of the delay or price increase, provided that Tenant shall nonetheless be responsible for any increase in time and cost which results from the request for such change.

F.           Tenant's Work.  Tenant shall contract with cabling and wiring contractors to install cable and wiring and other specialty trades, provided Tenant's contractors shall cooperate and coordinate their work with the general contractor for Landlord's Work (which schedule shall be as set by said general contractor), and shall comply with reasonable, non-discriminatory rules and regulations, in an "open-shop" capacity. All Tenant contractors shall be subject to the supervision and authority of Landlord's job superintendent. Tenant will be responsible for its voice, data, security systems (except that Landlord shall give Tenant a $200 credit toward Tenant's security system) and other cabling requirements racking systems and in-rack sprinklering and Landlord's Work shall not include the same. Tenant shall have the right to enter the Premises from the date of Lease execution, upon at least twenty-four (24) hours' notice to Landlord, to install cabling, furniture, fixtures and equipment. Any such early entrance shall be at Tenant's sole risk, shall not interfere with the performance of Landlord's Work and shall be subject to all of the terms of this Lease except the payment of Rent. Notwithstanding anything herein to the contrary, Tenant shall be responsible for the purchase and installation of the cubicles shown on the Plan (except for the electrical drops for such cubicles described in Section B(ii) above).

G.           Tenant's Contractors.   In the event that Tenant engages any separate contractors in the initial construction of the Premises including, without limitation, for the purposes of performing the work described in Paragraph G above, Tenant and Tenant's contractors shall cooperate in all ways with Landlord's contractors to avoid any delay to the work being performed by Landlord's contractors or conflict in any other way with the performance of such work, or any damages which might occur to any work or materials to be installed by Landlord's Contractors in the Premises.

H.       Acceptance of Work.   Tenant shall be conclusively deemed to have agreed that Landlord has performed all of its obligations under this Exhibit B unless not later than thirty (30) days after the Term Commencement Date, Tenant shall give Landlord written notice specifying the respects in which Landlord has not performed any such obligation and Landlord shall promptly remedy any physical defect in Landlord's Work within or affecting the Premises of which Tenant gives Landlord written notice within one (1) year of the date on which Landlord's Work is Substantially Complete or, if such Landlord's Work is subject to a warranty or guaranty with a longer term, within such term.

I.        Rights and Remedies.   Landlord shall have the same rights and remedies which Landlord has upon the nonpayment of Base Rent and Additional Rent due under this Lease for nonpayment of any amounts which Tenant is required to pay to Landlord or Landlord's contractor in connection with the construction and initial preparation of the Premises (including, without limitation, any amounts which Tenant is required to pay in accordance with this Exhibit B hereof) or in connection with any construction in the Premises performed for Tenant by Landlord, Landlord's contractor or any other person, firm or entity after the Term Commencement Date.

EXHIBIT B-2

Specifications for Landlord's Work

Approved building standard finish specifications

1.	Carpet - Shaw Industries Commercial lines of cut piles, loop piles and carpet tiles
2.	Vinyl Base - Johnsonite - all standard colors
3.	Vinyl Tile - Tarkett - all standard colors
4.	Paint - Sherwin Williams - all colors in egg shell finish
5.	Doors - Solid Oak with Oak trim
6.	Cabinets - Standard White Melamine
7.	Countertops - Wilsonart laminates - standard colors
8.	Faucets - Symmons
9.	HVAC Units - Carrier
10.	Window Blinds - bronze perforated vertical
11.	Ceiling Tiles - 2X4 or 2X2 white
12.	Ceiling Lights - 2X2 or 2X4 T-8 parabolic fixtures
13.	Keys, Cores and Unit Signage must be ordered thru the Flatley Company

EXHIBIT B-3

Construction Plans

See Plans attached hereto.

MAIN ENTRY
RECEPTION
KITCHEN
21 X 17
GAME RM (CARPET)
20 X 14
LARGE CONFERENCE ROOM
ELECTRICAL ROOM
SERVER ROOM
TEAM ROOM
12 X 19
CONFERENCE ROOM

FURNITURE PLAN

1
F-1

Scale: 1/8" = 1'-0"

GENERAL NOTES:

1. ALL FURNITURE IS BY TENANT.
2. COORDINATE POWER POLES AND ELEC WHIPS WITH TENANT'S FURNITURE VENDOR.
3. ADD GFI DUPLEX OUTLET TO SHOWER AND KITCHEN.
4. VERIFY WITH TENANT FOR POWER REQUIREMENT IN SERVER ROOM AND GAME ROOM.
5. VERIFY WITH FLATLEY COMPANY REP FOR LAYOUT OF ELECTRICAL ROOM.

NOTE: All dimensions must be field verified prior to producing construction drawings. This plan is for conceptual ...

The Flatley Company
35 Braintree Hill
Office Park
Braintree, MA 02184
T: 781-848-2000
F: 781-849-4455
Real Estate Development & Management

Revision:
1: 07-09-08 - ISSUED FOR PRICING

Drawn By: LC
Designed By:
Date: July 9, 2008
Scale: As Noted
Gross S.F.:
Project Number:

Tenant:
Incolinks
The Schrafft's Center
529 Main Street
Charlestown, MA

Drawing Title:
Furniture Plan

Drawing Number:
F - 1

MAIN ENTRY

1 CONSTRUCTION PLAN
A-1
Scale: 1/8" = 1'-0"

EXISTING BLOCK WALLS

GENERAL NOTES:

1. NEW WALL TO ELECTRICAL ROOM TO BE DEMISED TO THE DECK.
2. ALL INTERIOR PARTITION WALLS SHALL EXTEND ABOVE THE FINISHED CEILING.
3. REWORK CEILING, PATCH AND REPAIR AS REQUIRED.
4. CLEAN AND RE-LAMP LIGHT FIXTURES AS REQUIRED.
5. ALL SIDELIGHTS SHOWN ARE 5'-0" WIDE EXCEPT SERVER ROOM (6'-0") AND INTERVIEW ROOM (3'-0"). ALL SIDELIGHTS TO BE IN METAL FRAMES WITH CLEAR ANODIZED FINISH.
6. ALTERNATE: PRICE SIDELIGHTS AS 3'-0" WIDE WITH OAK FRAMES, CLEAR POLY - BUILDING STANDARD.
7. ALL SIDELIGHTS TO HAVE TRANSLUCENT FILM APPLIED ON THE OFFICE SIDE OF THE GLASS. TENANT TO SELECT FILM.
8. PAINT ALL WALLS - CARRY AN ALLOWANCE OF SIX (6) COLORS TO BE APPLIED TO THE WALLS.
9. ALL FURNITURE IS BY TENANT.
10. INSTALL NEW CARPET AND VINYL BASE.
11. INSTALL NEW SHOWER - SEE SPEC.

THE BOLD LOOK OF KOHLER.

NOTE: All dimensions must be field verified prior to producing construction drawings. This plan is for conceptual representation only.

The Finley Company
33 Braintree Hill Office Park
Braintree, MA 02184
T: 781-848-2000
F: 781-849-4455

Revisions:
1. 07-09-08 - ISSUED FOR PRICING

Drawn By: LC
Designed By:
Date: July 9, 2008
Scale: As Noted
Gross S.F.:
Project Number:

Tenant:
Intralinks
The Schrafft's Center
529 Main Street
Charlestown, MA

Drawing Title:
Construction Plan

Drawing Number:
A - 1

REMOVE PARTITION WALLS AS NOTED REMOVE ALL CARPET AND VINYL BASE
CUT OPENING FOR NEW DOORS AND SIDELIGHTS
REMOVE MOP SINK
CUT OPENING FOR NEW WINDOW
CUT OPENING FOR NEW DOOR

1 D-1 DEMOLITION PLAN

Scale: 1/8" = 1'-0"

GENERAL NOTES:

1. REMOVE DOORS, FRAMES AND HARDWARE. SAVE PER DIRECTION OF THE FLATLEY COMPANY.
2. REMOVE ACT CEILING AND GRID.
3. REMOVE CARPET AND ANY VCT.
4. REMOVE VINYL BASE.
5. REMOVE ELECTRICAL AND NETWORK WIRING IN WALLS BEING DEMOLISHED.

NOTE: All dimensions must be field verified prior to producing construction drawings. This plan is for conceptual representation only.

The Flatley Company
35 Braintree Hill
Office Park
Braintree, MA 02184
T: 781-848-2000
F: 781-849-4455
Real Estate Development & Management

Revisions:
1: 07-09-08 - ISSUED FOR PRICING

Drawn By: LC
Designed By:
Date: July 9, 2008
Scale: As Noted
Gross S.F.:
Project Number:

Tenant:
Intralinks
The Schrafft's Center
529 Main Street
Charlestown, MA

Drawing Title:
Demolition Plan

Drawing Number:
D - 1

EXHIBIT C

TERM COMMENCEMENT DATE AGREEMENT

To be attached to and made a part of that certain Lease Agreement dated                                   by and between Schrafft Center LLC, as Landlord, and IntraLinks, Inc., as Tenant.

Relative to the Premises constituting approximately 19,575 rentable square feet of floor area comprising the Annex Building located in The Schrafft Center, 529 Main Street Charlestown, MA, and more specifically referred to in the above-mentioned Lease, our records indicate the following pertinent information with regard to same:

Occupancy Date:

Term Commencement Date:

Actual Term Dates:

Rent Commencement Date:

If you concur with the above, please acknowledge by signature below, retaining one (1) copy of this Agreement for your files and returning the other to my attention, at your earliest possible convenience.

Should this Term Commencement Date Agreement not be executed and returned to Landlord within thirty (30) days of its receipt by Tenant, said dates as specified herein shall hereby be deemed assented to by the Tenant.

Sincerely yours,

Lease Administration
COMMERCIAL/INDUSTRIAL DIVISIONS

cc:

CERTIFIED MAIL - RETURN RECEIPT REQUESTED

The foregoing is hereby acknowledged and agreed.

TENANT:	IntraLinks, Inc.

WITNESS	By:
Its:

Duly Authorized